EXHIBIT 10.1

                                                                  EXECUTION COPY

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                                 [JPMORGAN LOGO]


                                 $1,200,000,000

                                CREDIT AGREEMENT

                          Dated as of October 31, 2006

                                      Among

                                  PK SALE LLC,
                                   as Borrower

               PRK HOLDINGS I LLC, PRK HOLDINGS II LLC, PRK HOLDINGS III LLC,
                                  as Guarantors

                            KIMCO REALTY CORPORATION,
                                  as Guarantor


                                   THE LENDERS
                         from time to time party hereto,


                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             BANK OF AMERICA, N.A.,
                            as Co-Syndication Agents

                                SCOTIABANC, INC.,
                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                           as Co-Documentation Agents

                        THE ROYAL BANK OF SCOTLAND, PLC,
                      SUMITOMO MITSUI BANKING CORPORATION,
                          WEST LB AG, NEW YORK BRANCH,
                              as Co-Managing Agents

                              THE BANK OF NEW YORK,
                          MIZUHO CORPORATE BANK (USA),
                              ROYAL BANK OF CANADA,
                              U.S. BANK, NATIONAL ASSOCIATION,
                                  as Co-Agents
                                 ---------------

                            JPMORGAN SECURITIES INC.,
                         WACHOVIA CAPITAL MARKETS, INC.
                       as Joint Bookrunners and Joint Lead Arrangers

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                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I      DEFINITIONS...................................................1

      SECTION 1.1    Defined Terms...........................................1

      SECTION 1.2    Other Definitional Provisions; Interpretation..........21

      SECTION 1.3    Accounting Terms; GAAP.................................21


ARTICLE II     THE LOANS....................................................22

      SECTION 2.1    Loans..................................................22

      SECTION 2.2    Prepayments............................................24

      SECTION 2.3    Conversion and Continuation Options....................24

      SECTION 2.4    Interest Rates and Payment Dates.......................25

      SECTION 2.5    Computation of Interest................................26

      SECTION 2.6    Inability to Determine Interest Rate...................26

      SECTION 2.7    Pro Rata Treatment and Payments........................27

      SECTION 2.8    Illegality.............................................27

      SECTION 2.9    Requirements of Law....................................28

      SECTION 2.10   Taxes..................................................29

      SECTION 2.11   Indemnity..............................................31

      SECTION 2.12   Change of Lending Office...............................31

      SECTION 2.13   Replacement of Lenders under Certain Circumstances.....32

      SECTION 2.14   Obligations of Loan Parties Not Contractually
                     Subordinated...........................................32


ARTICLE III    REPRESENTATIONS AND WARRANTIES OF HS LOAN PARTIES............32

      SECTION 3.1    Existence, Compliance With Law, Power, Authorization,
                     Enforceability.........................................32

      SECTION 3.2    No Legal Bar, Approvals, Material Litigation,
                     No Default.............................................33

      SECTION 3.3    Ownership of Property, Intellectual Property...........33

      SECTION 3.4    No Burdensome Restrictions.............................34

      SECTION 3.5    Taxes, Federal Regulations.............................34

      SECTION 3.6    ERISA..................................................35

      SECTION 3.7    Investment Company Act; Other Regulations..............35

      SECTION 3.8    Collateral, Guarantees.................................35

      SECTION 3.9    Purpose................................................36

      SECTION 3.10   Environmental Matters..................................36

      SECTION 3.11   Insurance, Condition of Properties.....................36

                                       i

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      SECTION 3.12   Solvency...............................................37


ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF KIMCO......................37

      SECTION 4.1    Financial Condition....................................37

      SECTION 4.2    No Change..............................................38

      SECTION 4.3    Corporate Existence; Compliance with Law...............38

      SECTION 4.4    Power; Authorization; Enforceable Obligations..........38

      SECTION 4.5    No Legal Bar; Approvals................................38

      SECTION 4.6    Kimco Guarantee........................................38

      SECTION 4.7    Benefit of Loans.......................................39

      SECTION 4.8    Solvency...............................................39

      SECTION 4.9    Merger Agreement.......................................39

      SECTION 4.10   Full Disclosure........................................39


ARTICLE V      CONDITIONS...................................................40

      SECTION 5.1    Conditions to Effectiveness, Effective Date............40

      SECTION 5.2    Conditions to the Borrowing............................40


ARTICLE VI     AFFIRMATIVE COVENANTS OF KIMCO...............................42

      SECTION 6.1    Financial Statements...................................42

      SECTION 6.2    Certificates; Other Information........................42

      SECTION 6.3    Payment of Obligations.................................43

      SECTION 6.4    Maintenance of Existence, etc..........................43

      SECTION 6.5    Inspection of Property; Books and Records;
                     Discussions............................................43

      SECTION 6.6    Notices................................................43

      SECTION 6.7    Further Assurances.....................................44


ARTICLE VII    AFFIRMATIVE COVENANTS OF THE HS LOAN PARTIES.................44

      SECTION 7.1    Certificates; Other Information........................44

      SECTION 7.2    Payment of Obligations.................................45

      SECTION 7.3    Maintenance of Existence, etc..........................45

      SECTION 7.4    Maintenance of Property; Insurance.....................45

      SECTION 7.5    Inspection of Property; Books and Records; Discussions.46

      SECTION 7.6    Notices................................................46

      SECTION 7.7    Environmental Laws.....................................46

      SECTION 7.8    Compliance with Laws...................................47

      SECTION 7.9    ERISA-Related Update...................................47

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      SECTION 7.10   Further Assurances.....................................47


ARTICLE VIII   NEGATIVE COVENANTS OF KIMCO..................................48

      SECTION 8.1    Financial Covenants....................................48


ARTICLE IX     NEGATIVE COVENANTS OF THE HS LOAN PARTIES....................49

      SECTION 9.1    Limitation on Transactions with Affiliates.............49

      SECTION 9.2    Limitation on Changes in Fiscal Year...................49

      SECTION 9.3    Limitation on Lines of Business; Issuance of
                     Commercial Paper; Creation of Subsidiaries;
                     Negative Pledges; Swap Agreements......................49

      SECTION 9.4    Limitation on Indebtedness.............................49

      SECTION 9.5    Limitation on Liens....................................50

      SECTION 9.6    Plans..................................................50

      SECTION 9.7    Margin Stock, Use of Facility..........................50

      SECTION 9.8    Ownership of Property..................................50

      SECTION 9.9    Limitation on Certain Fundamental Changes..............50

      SECTION 9.10   Limitation on Restricted Payments......................51


ARTICLE X      EVENTS OF DEFAULT............................................51


ARTICLE XI     THE AGENTS...................................................53

      SECTION 11.1   The Agents.............................................53

      SECTION 11.2   Indemnification........................................56

      SECTION 11.3   The Syndication Agents, Arrangers, and Bookrunners.....56


ARTICLE XII    MISCELLANEOUS................................................56

      SECTION 12.1   Amendments and Waivers.................................56

      SECTION 12.2   Notices................................................57

      SECTION 12.3   No Waiver; Cumulative Remedies.........................58

      SECTION 12.4   Survival of Representations and Warranties.............58

      SECTION 12.5   Payment of Expenses and Taxes..........................58

      SECTION 12.6   Successors and Assigns.................................59

      SECTION 12.7   Disclosure.............................................61

      SECTION 12.8   [Reserved].............................................62

      SECTION 12.9   FTC Guarantee..........................................62

      SECTION 12.10  KIMCO Guarantee........................................65

      SECTION 12.11  Reserved...............................................68

      SECTION 12.12  Adjustments; Set-off...................................68

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      SECTION 12.13  Counterparts...........................................68

      SECTION 12.14  Severability...........................................68

      SECTION 12.15  Integration............................................69

      SECTION 12.16  GOVERNING LAW..........................................69

      SECTION 12.17  Submission to Jurisdiction; Waivers....................69

      SECTION 12.18  Acknowledgments........................................69

      SECTION 12.19  WAIVERS OF JURY TRIAL..................................70

      SECTION 12.20  Confidentiality........................................70

      SECTION 12.21  USA Patriot Act........................................71

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EXHIBITS:

Exhibit A         --    Form of Assignment and Assumption
Exhibit B-1       --    Form of Note
Exhibit C         --    Form of HS Pledge and Security Agreement
Exhibit D-1       --    Form of Opinion of Loan Party Counsel
Exhibit D-2       --    Form of ERISA Opinion
Exhibit E         --    Form of Compliance Certificate


SCHEDULES:

Schedule 1.1A     --    Lenders and Commitments Immediately After Giving
                        Effect to Effective Date
Schedule 1.1B     --    FFO Definition Variations
Schedule 3.3      --    Scheduled Properties
Schedule 3.11     --    Condemnation and Eminent Domain Proceedings
Schedule 4.1      --    Certain Financial Disclosure
Schedule 12.9     --    FTG Percentages

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CREDIT AGREEMENT, dated as of October 31, 2006, among PK Sale LLC, a Delaware limited liability company (the "BORROWER" or "SALE LLC"), PRK Holdings I LLC, a Delaware limited liability company ("PRK 1"), PRK Holdings II LLC, a Delaware limited liability company ("PRK 2") and PRK Holdings III LLC, a Delaware limited liability company ("PRK 3"), KIMCO REALTY CORPORATION, a Maryland corporation ("KIMCO"), the Lenders party hereto from time to time, WACHOVIA BANK, NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as Co-Syndication Agents (in such capacity, the "CO-SYNDICATION AGENTS"), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT"), SCOTIABANC, INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents (in such capacity, collectively, the "CO-DOCUMENTATION AGENTS"), THE ROYAL BANK OF SCOTLAND, PLC, SUMITOMO MITSUI BANKING CORPORATION, and WEST LB AG, NEW YORK BRANCH, as Co-Managing Agents (collectively, the "CO-MANAGING AGENTS"), and THE BANK OF NEW YORK, MIZUHO CORPORATE BANK (USA), ROYAL BANK OF CANADA, and U.S. BANK, NATIONAL ASSOCIATION, as Co-Agents (collectively, the "CO-AGENTS").

            WHEREAS, the Scheduled Properties shall have been (or substantially simultaneously with the borrowing of the loans hereunder shall be) acquired pursuant to the Merger (as such term is defined in the Merger Agreement) in a manner such that after giving effect to the Merger and related transactions the owner, directly or indirectly, of 62 Sale Properties is Sale LLC, a newly-formed entity that is wholly owned directly or indirectly by (i) PRK1, which is 85% owned by a limited liability company that is in turn 100% owned by the Prudential Insurance Company of America ("PRUDENTIAL") on behalf of an insurance company separate account known as PRISA ("ACCOUNT 1") and 15% by a subsidiary of Kimco; (ii) PRK2, which is 85% owned by a limited liability company that is in turn 100% owned by Prudential on behalf of an insurance company separate account known as PRISA II ("ACCOUNT 2") and 15% by a subsidiary of Kimco; (iii) PRK3, which is 85% owned by a limited liability company that is in turn 100% owned by Prudential on behalf of an insurance company separate account known as Western Conference of Teamsters ("ACCOUNT 3") and 15% by a subsidiary of Kimco. After giving effect to the Merger and related transactions (i) an additional 3 Sale Properties shall be owned directly or indirectly by PPRP, an entity that is wholly owned directly or indirectly by PRK 1, PRK 2 and PRK 3 in the same proportion as PRK 1, PRK 2 and PRK 3 own Sale LLC, and (ii) all the Hold Properties shall be owned directly and indirectly by Sale LLC, PPRP, Holdco1, Holdco2, and Holdco3. The Loans are to be used as part of the financing of the acquisition through the Merger of the Scheduled Properties. Capitalized terms used in this paragraph as defined terms and not defined in this paragraph shall have the meanings given thereto below.

            NOW THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

        SECTION 1.1  DEFINED TERMS.

            As used in this Agreement, the following terms shall have the following meanings:

            "ABR": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annuM publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City, each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective (the Prime Rate not being intended to be the lowest rate of interest charged by JPMCB in connection with extensions of credit to debtors); and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "ABR LOANS": Loans, the rate of interest applicable to which is based upon the ABR.

            "ACCEPTABLE JURISDICTION": a jurisdiction (other than the United States) acceptable to the Administrative Agent in its sole discretion, including, if requested by the Administrative Agent in its sole discretion, based on satisfactory advice received by it from local counsel in such jurisdiction with respect to the procedure for enforcement of a U.S. judgment in such jurisdiction, and the collection of such judgment from assets located there; provided that while the Existing Revolving Credit Facility is in effect and JPMCB is serving as the Administrative Agent thereunder, any such determinations made by such Administrative Agent under the Existing Revolving Credit Facility shall be deemed to constitute a determination by the Administrative Agent hereunder.

            "ACCOUNT 1": as defined in the preamble to this Agreement.

            "ACCOUNT 2": as defined in the preamble to this Agreement.

            "ACCOUNT 3": as defined in the preamble to this Agreement.

            "ACQUISITION": the acquisition of the Scheduled Properties through the Merger and related transactions.

            "ADJUSTED NET INCOME": for any period, as to Kimco and the Consolidated Entities, Consolidated Net Income; PROVIDED that there shall be excluded the income (or deficit) of any Person other than Kimco accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Kimco or any of its Subsidiaries.

            "ADMINISTRATIVE AGENT": as defined in the introductory paragraph hereof.

            "ADMINISTRATIVE QUESTIONNAIRE": as defined in Section 12.6.

            "AFFILIATE": as to any Person, any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common control with, such Person.

            "AGREEMENT": this Credit Agreement.


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

            "APPLICABLE MARGIN": with respect to each (i) ABR Loan, 0%, (ii) Eurocurrency Loan and Money Market Loan, (A) during the period ending one year after the Borrowing Date, 37.5 basis points (0.375%) and (B) thereafter, 45 basis points (0.45%).

            "APPLICABLE PERCENTAGE": as to any Lender at any time, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans (or, if no Loans are then outstanding, the Commitment) of such Lender and the denominator of which is the aggregate outstanding principal amount of the Loans (or, if no Loans are then outstanding, the Commitments) of all Lenders.

            "APPLICABLE PROPERTIES": as defined in Section 3.10.

            "ASSIGNMENT AND ASSUMPTION": as defined in Section 12.6.

            "ATTRIBUTED VALUE": the value attributed by Kimco to each of the Scheduled Properties, as set forth on Schedule 3.3.

            "AVP CERTIFICATE": as defined in Section 5.2(h).

            "BOARD": the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

            "BORROWER": as defined in the introductory paragraph hereof.

            "BORROWING": Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

            "BORROWING DATE": the Business Day specified in a notice pursuant to Section 2.1(d) as the date on which the Loans shall be made hereunder.

            "BORROWING OCCASION": as defined in Section 2.1.

            "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; PROVIDED that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in dollar deposits in the London interbank market.

            "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "CASH EQUIVALENTS": (i) securities denominated in Dollars or any other currency of any Qualified Jurisdiction (any of the foregoing, "CURRENCY"), in any event issued or directly and fully guaranteed or insured by the United States Government or any other Qualified Jurisdiction, as applicable, or any agency or instrumentality of any of them, having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit denominated in Currency having maturities of not more than one year from the date of acquisition of any Lender or of any domestic commercial bank the senior long-term unsecured debt of which is rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's and having capital and surplus in excess of $500,000,000 (or the equivalent in the applicable Currency), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above,
(iv) commercial paper denominated in Currency rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days after the date of acquisition and (v) investments in money market funds that have assets in excess of $2,000,000,000 (or the equivalent in the applicable Currency), are managed by recognized and responsible institutions and invest all of their assets in (x) obligations of the types referred to in clauses (i), (ii), (iii) and (iv) above and (y) commercial paper denominated in Currency having at least the rating described in clause (iv) above and maturing within 270 days after the date of acquisition.

            "CO-AGENTS": as defined in the introductory paragraph hereof.

            "CO-DOCUMENTATION AGENTS": as defined in the introductory paragraph hereof.

            "CO-MANAGING AGENTS": as defined in the introductory paragraph hereof.

            "CO-SYNDICATION AGENTS": as defined in the introductory paragraph hereof.

            "CODE": the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL": all property in which a security interest is granted or purported to be granted pursuant to any Loan Document.

            "COMMITMENT": as to any Lender, the obligation to make Loans hereunder on the Borrowing Occasion in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A as such amount may be changed from time to time in accordance with the provisions of this Agreement. The initial aggregate amount of the Lenders' Commitments is $1,200,000,000.

            "COMMITMENT PERIOD": the period commencing with and including the date of this Agreement through and terminating at 5:00 p.m., New York City time, on December 28, 2006.

            "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with Kimco within the meaning of
Section 4001 of ERISA or is part of a group which includes Kimco and which is treated as a single employer under Section 414 of the Code.

            "CONSOLIDATED ENTITIES": as of any date of determination, any entities whose financial results are consolidated with those of Kimco in accordance with GAAP.

            "CONSOLIDATED NET INCOME": for any period, net income (or loss) of Kimco and the Consolidated Entities for such period determined on a consolidated basis in accordance with GAAP.

            "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "CONTROL": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

            "CREDIT FACILITY": the term loan credit facility established pursuant to this Agreement.

            "CURRENCY": as defined in the definition of the term "Cash Equivalents", provided that dollars shall not be treated as a Currency.

            "DEFAULT": any of the events specified in Article X, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "DOLLAR EQUIVALENT": on any date of determination, for purposes of the determination of Unrestricted Cash and Cash Equivalents, with respect to any amount in any Currency (other than dollars), the equivalent in dollars of such amount, determined by using the Exchange Rate with respect to such Currency.

            "DOLLARS", "DOLLARS" and "$": lawful currency of the United States of America.

            "EBITDA": for any Person, the consolidated net income of such Person and its Subsidiaries before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provisional benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt.

            "EFFECTIVE DATE": the date on which the conditions set forth in
Section 5.1 shall be satisfied (or waived in accordance with Section 12.1).

            "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to Kimco, any Entity or any of their respective assets or properties.

            "ENTITY": as of any date of determination, any Consolidated Entity or Unconsolidated Entity.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "EUROCURRENCY LOANS": Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

            "EUROCURRENCY RATE": with respect to any Eurocurrency Loan for any interest period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "EUROCURRENCY TRANCHE": the collective reference to Eurocurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date .

            "EVENT OF DEFAULT": any of the events specified in Article X, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "EXCHANGE RATE": on any day, with respect to any Currency, (i) if the Existing Revolving Credit Facility is in effect and JPMCB is serving as the Administrative Agent thereunder, the "Exchange Rate" as defined in the Existing Revolving Credit Agreement then in effect for purposes of determining under the Existing Revolving Credit Facility the "Unrestricted Cash and Cash Equivalents" as defined in the Existing Revolving Credit Agreement, or, if the preceding clause (i) is inapplicable, (ii) the rate at which such Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Currency. For purposes of clause (ii) of the preceding sentence, in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon in writing by the Administrative Agent and Kimco, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its Currency exchange operations in respect of such Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of dollars for delivery two (2) Business Days later; PROVIDED that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with Kimco, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

            "EXISTING REVOLVING CREDIT AGREEMENT": the Credit Agreement dated as of July 26, 2005 among Kimco, the several banks, financial institutions and other entities from time to time parties thereto, the Issuing Lender party thereto, and JPMCB., as administrative agent for the lenders thereunder, as modified, supplemented, amended or waived from time to time.

            "EXISTING REVOLVING CREDIT FACILITY": the revolving credit facility established and in effect pursuant to the Existing Revolving Credit Agreement.

            "EXPOSURE": as to any Lender at any time, the outstanding aggregate amount of such Lender's Loans at such time.

            "FEDERAL FUNDS EFFECTIVE RATE": as defined in the definition of the term "ABR".

            "FEE LETTER": Fee Letter, dated October 16, 2006, to which Kimco, JPMCB, J.P. Morgan, Wachovia Bank, National Association and Wachovia Capital Markets, LLC are parties.

            "FFO": funds from operations, as calculated based upon the NAREIT definition in effect on the date of said calculation or in a manner consistent with Kimco's prior reporting (with any variation from the NAREIT definition being specified in Schedule 1.1B).

            "FINAL DATE": as defined in Section 2.9(d).

            "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

            "FIRST TIER COMPANY": each of PRK1, PRK2 and PRK3.

            "FTC GUARANTEE": The Guarantee by a First Tier Company contained in
Section 12.9 hereof.

            "FTC GUARANTORS":  as defined in Section 12.9(a).

            "FTG PERCENTAGE": as defined in Section 12.9(i).

            "GAAP": generally accepted accounting principles in the United States of America.

            "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GROSS ASSET VALUE": as of any relevant date, an amount equal to the sum, without duplication, of (a) Total Adjusted EBITDA, calculated with respect to the most recent Test Period ended on or before such date annualized and capitalized at 8.25%, PLUS (b) Unrestricted Cash and Cash Equivalents of Kimco and the Consolidated Entities as of such date, PLUS (c) the sum of the following items of Kimco and the Consolidated Entities: (i) land and development projects as of such date valued at "cost", (ii) mezzanine and mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date, PLUS (d) Kimco's investments in and advances to the Noncontrolled Entities valued at the lower of cost or market at such date, PROVIDED that the items described in clauses (c) and (d) shall not be taken into account to the extent that the amounts thereof exceed, in the aggregate, 35% of Gross Asset Value, PLUS (e) 100% of the bona fide purchase price of Identified Properties as of such date, and PROVIDED, FURTHER, that not more than 25% in the aggregate of items comprising Gross Asset Value shall be attributable to assets located outside of the United States or to assets owned by Entities not organized in and having principal offices in the United States.

            "GUARANTEE": the Kimco Guarantee and each FTC Guarantee.

            "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); PROVIDED that in all events (and regardless of the existence of a stated liability amount), the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Kimco in good faith.

            "GUARANTOR": (i) Kimco, and (ii) each First Tier Company.

            "HOLDCO: each of Holdco1, Holdco2, and Holdco3.

            "HOLDCO1": PK I Holdco LLC, a Delaware limited liability company, all the equity interests in which are owned beneficially and of record by PRK1, through which PRK1 owns all the Hold Properties owned directly or indirectly by PRK1 (other than the Hold Properties owned directly or indirectly by PPRP or Sale LLC as set forth on Schedule 3.3).

            "HOLDCO2": PK II Holdco LLC, a Delaware limited liability company, all the equity interests in which are owned beneficially and of record by PRK2, through which PRK2 owns all the Hold Properties owned directly or indirectly by PRK2 (other than the Hold Properties owned directly or indirectly by PPRP or Sale LLC as set forth on Schedule 3.3).

            "HOLDCO3": PK III Holdco LLC, a Delaware limited liability company, all the equity interests in which are owned beneficially and of record by PRK3, through which PRK3 owns all the Hold Properties owned directly or indirectly by PRK3 (other than the Hold Properties owned directly or indirectly by PPRP or Sale LLC as set forth on Schedule 3.3).

            "HOLD PROPERTY": a property identified on Schedule 3.3 as a Hold Property.

            "HS LOAN PARTY": each Loan Party other than Kimco.

            "HS PLEDGE AND SECURITY AGREEMENT": an agreement substantially in the form of Exhibit C hereto, pursuant to which each First Tier Company shall grant to the Administrative Agent for the benefit of the Secured Parties a Lien in INTER ALIA, (i) the equity interests of the applicable Holdco of which such First Tier Company holds 100% of the equity interests, (2) the equity interests in Sale LLC held by such First Tier Company and (3) the equity interests in PPRP held by such First Tier Company.

            "IDENTIFIED PROPERTY": as of any time, Properties acquired by Kimco during the most recent Test Period.

            "INCOME REIT": Kimco Income Operating Partnership, L.P., a Delaware limited partnership.

            "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
(d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person, (g) reimbursement obligations for letters of credit and other contingent liabilities, (h) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (i) the net obligations (contingent or otherwise) of such Person at such date under interest rate hedging agreements.

            "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "INSOLVENT": pertaining to a condition of Insolvency.

            "INTELLECTUAL PROPERTY": as defined in Section 3.3.

            "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last day of each calendar month to occur while such ABR Loan is outstanding and the Termination Date, (b) as to any Eurocurrency Loan, the last day of the Interest Period with respect thereto and, in the case of a Eurocurrency Loan with an Interest Period of more than three (3) months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months' duration after the first day of such Interest Period, and (c) as to any Money Market Loan, the last day of the Money Market Rate Period applicable thereto.

            "INTEREST PERIOD": with respect to any Eurocurrency Loan:

            (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one
(1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

            (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one
(1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

     (1) if any Interest Period pertaining to a Eurocurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
     (2) any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
     (3) in no event shall any Interest Period end on a day subsequent to the Termination Date.

            "INVESTMENT ENTITY": as to any Person, a corporation, limited liability company, partnership or other entity in which Kimco has a direct or indirect interest, but which is not a Subsidiary.

            "JPMCB": JPMorgan Chase Bank, N.A.

            "J.P. MORGAN": J.P. Morgan Securities Inc.

            "JULY LETTER": Commitment Letter, dated July 9, 2006, to which Kimco and JPMCB (among others) are parties.

            "KIMCO": as defined in the introductory paragraph hereof.

            "KIMCO GUARANTEE": the Guarantee by Kimco arising under Section
12.10 hereof.

            "LENDERS": as defined in the introductory paragraph hereof.

            "LIEN": any mortgage, pledge, hypothecation, assignment (including any collateral assignment but excluding any assignment of an asset made in lieu of a sale thereof where the assignor is paid the fair market value of such asset by the assignee and the assignee assumes all of the rights and obligations attributable to ownership of such asset), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "LOAN": each loan made by a Lender on the Borrowing Date as the same may be continued or converted pursuant to this Agreement (whether a Eurocurrency Loan, an ABR Loan, or a Money Market Loan).

            "LOAN DOCUMENTS": this Agreement, the Notes, each HS Pledge and Security Agreement and any instrument or agreement waiving, amending, or supplementing any Loan Document.

            "LOAN PARTIES":  The Borrower, Kimco and each First Tier Company.

            "MAJORITY LENDERS": at any time (i) prior to the making of the Loans on the Borrowing Date, Lenders holding more than 50% of the total Commitments, and (ii) thereafter, Lenders holding more than 50% of the aggregate principal amount of Loans outstanding at such time.

            "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Kimco and its Subsidiaries taken as a whole, (b) the ability of Kimco to perform its obligations under the Loan Documents or (c) the validity or enforceability of this Agreement or any of the other material Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or under any other Loan Document.

            "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "MATURITY DATE": the date that is two years after the date of this Agreement.

            "MERGER": as defined in the Merger Agreement.

            "MERGER AGREEMENT": the Agreement and Plan of Merger dated as of July 9, 2006, among Kimco, KRC Acquisition Inc., a Maryland corporation and indirect Subsidiary of Kimco, KRC CT Acquisition Limited Partnership, a Delaware limited partnership, KRC PC Acquisition Limited Partnership, a Delaware limited partnership, Pan Pacific Retail Properties, Inc., a Maryland corporation, CT Operating Partnership, L.P., a California limited partnership, and Western/Pinecreek L.P., a Delaware limited partnership, as in effect on such date (or as it may be amended from time to time in a manner not materially adverse to the Lenders, including an amendment to remove the requirement that the "Partnership Mergers" (as such term is defined in such agreement on the date hereof) be consummated).

            "MONEY MARKET LOANS": Loans denominated in Dollars the rate of interest applicable to which is based upon the Money Market Rate.

            "MONEY MARKET RATE": with respect to any proposed Money Market Loan, the quoted rate per annum obtained by the Administrative Agent with respect thereto, and accepted by each Lender, in its sole discretion, no later than 10:00 A.M., New York City time, on the Borrowing Date (if borrowed on such a basis on the Borrowing Occasion), or in the case of a conversion to a Money Market Rate Loan, the date of such conversion.

            "MONEY MARKET RATE PERIOD": with respect to any Money Market Loan, the period requested by the Borrower in connection therewith (which period shall in no event be longer than 29 days or end after the Termination Date).

            "MONEY MARKET TRANCHE": the collective reference to Money Market Loans having the same Borrowing Date (if borrowed on the Borrowing Occasion) or, in the case of a conversion to or continuation of a Money Market Rate Loan, the same date of conversion or continuation, and in either case the same Money Market Rate Period.

            "MOODY'S": Moody's Investors Service, Inc.

            "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "NAREIT": The National Association of Real Estate Investment Trusts.

            "NET CASH PROCEEDS": with respect to any Prepayment Event, (a) the cash proceeds received by or for the account of any HS Loan Party or PPRP or any Subsidiary of any thereof, in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including as a result of any monetization of non-cash proceeds), but only as and when received, (ii) in the case of a casualty constituting a Prepayment Event, insurance proceeds received, and (iii) in the case of a condemnation or similar event constituting a Prepayment Event, condemnation awards and similar payments received, NET OF (b) the sum of (A) all reasonable fees, discounts, premiums, commissions or other out-of-pocket expenses of the applicable HS Loan Party or PPRP or applicable Subsidiary thereof (including any legal, title or recording tax expenses and similar holdbacks or deductions customarily deducted in the determination of net cash proceeds) paid or payable (if reserved for such purpose) to third parties in connection with such Prepayment Event, (B) in the case of a disposition of any Scheduled Property, the amount of all Indebtedness of any applicable HS Loan Party or PPRP or the applicable Subsidiary thereof related to such Scheduled Property (whether or not secured by such Scheduled Property or by any interest therein) required to be paid in connection with such disposition by the applicable HS Loan Party or PPRP or applicable Subsidiary thereof, (C) in the case of a financing or refinancing of any Indebtedness secured by a Scheduled Property or by any interest therein, the amount of all existing Indebtedness of the Borrower, any Guarantor, PPRP or any Subsidiary of any thereof secured by such Scheduled Property or by any interest therein that is paid in connection with such financing or refinancing, together with any premiums, fees, or other expenses incurred in connection therewith, (D) any amount paid or payable to the holder of any direct or indirect minority interest in such Scheduled Property (which shall be set forth on Schedule 3.3, in the case of minority interests existing on the Borrowing Date), (E) the amount of all taxes paid (or reasonably estimated to be payable) as a result of such Prepayment Event, (F) any amounts taken as a reserve by the applicable HS Loan Party or PPRP or applicable Subsidiary thereof in accordance with GAAP against any liabilities associated with the Scheduled Property (or interest therein) disposed of in such transaction and retained by the applicable HS Loan Party or PPRP or applicable Subsidiary thereof after such disposition, including pension, employee benefit, environmental or against contractual indemnification obligations, or (G) in the case of financing ("NEW MORTGAGE FINANCING") with respect to a Hold Property for which commercial mortgage backed security financing was not obtained in connection with the Merger, the proceeds of such New Mortgage Financing to the extent of equity capital that had been provided by Prudential and/or Kimco in order to acquire such Hold Property, up to the "Loan Amount" for such Hold Property as shown on Schedule 3.3.

            "NET WORTH": at any date of determination, an amount equal to (a) Gross Asset Value as of such date MINUS (b) Total Indebtedness as of such date.

            "NONCONTROLLED ENTITY": any of the following Unconsolidated
Entities: (i) the Income REIT, Kimco Retail Opportunity Portfolio, LLC, or "Rio Can/Canadian Ventures", (ii) any entity in which the only investment by Kimco or any Affiliate thereof consists of preferred stock or securities of another entity having characteristics analogous to those of preferred stock, or (iii) any entity as to which Kimco (together with its Affiliates) does not have the power to direct the acquisition, financing, disposition and other major decisions regarding property owned by such entity.

            "NON-EXCLUDED TAXES": as defined in Section 2.10(a).

            "NON-RECOURSE INDEBTEDNESS": Indebtedness the documentation with respect to which expressly provides that (a) the lender(s) thereunder (and any agent for such lender(s)) may not seek a money judgment against the Person issuing such Indebtedness or (b) recourse for payment in respect of such Indebtedness is limited to those assets or Capital Stock of the Person issuing such Indebtedness which secure such Indebtedness (except in the case of customary indemnities or customary potential recourse carve-outs contained in such documentation, PROVIDED that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement); provided that, notwithstanding the foregoing, any Indebtedness which would otherwise constitute Recourse Indebtedness (or which would not constitute Non-Recourse Indebtedness hereunder), shall be included as Non-Recourse Indebtedness for all purposes hereunder if and to the extent such Indebtedness is not recourse (either contractually or by operation of law) to Kimco (except in the case of customary indemnities or customary potential recourse carve-outs contained in the applicable documentation, provided that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

            "NON-U.S. LENDER": as defined in Section 2.10(b).

            "NOTES": as defined in Section 2.1(b).

            "OBLIGATED PROPERTY OWNER": as defined in the definition of the term "Unencumbered Properties".

            "OBLIGATIONS": all payment obligations of every nature of the Borrower from time to time owing to any Lender or the Administrative Agent, under or in connection with this Agreement or any other Loan Document, in each case whether primary, secondary, direct, indirect, contingent, fixed or otherwise, including interest accruing at the rate provided in the applicable Loan Document on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.

            "OWNERSHIP PERCENTAGE": (i) in respect of a Wholly Owned Subsidiary, 100%, and (ii) in respect of (A) any other Consolidated Entity (other than a Wholly Owned Subsidiary) or (B) an Unconsolidated Entity, Kimco's direct and indirect percentage interest in such entity determined in accordance with GAAP.

            "PARTICIPANT": as defined in Section 12.6.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "PERMITTED ENCUMBRANCES": (a) Liens imposed by law for taxes (x) that are not yet due and delinquent, or (y) where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Person responsible for such taxes is Kimco or a Wholly Owned Subsidiary and has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (C) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Person responsible for the charges so secured is Kimco or a Wholly Owned Subsidiary and has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Kimco or of any Wholly Owned Subsidiary that has any direct or indirect interest in any Unencumbered Property; PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "PERMITTED LIENS": (a) Liens imposed by law for taxes (x) that are not yet due and delinquent, or (y) where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Person responsible for such taxes and has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (C) the failure to make payment pending such contest could not reasonably be expected to have a material adverse effect on any HS Loan Party, (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Person responsible for the charges so secured has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to have a material adverse effect on any HS Loan Party, (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any HS Loan Party; PROVIDED that the term "Permitted Liens" shall not include any Lien securing Indebtedness.

            "PERSON": an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "PRK1":  as defined in the introductory paragraph hereof.

            "PRK2":  as defined in the introductory paragraph hereof.

            "PRK3":  as defined in the introductory paragraph hereof.

            "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Kimco or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "EMPLOYER" as defined in Section 3(5) of ERISA.

            "PLAN ASSETS": as defined in Section 3(42) of ERISA including under regulations referred to therein.

            "PLAN ASSET REGULATION": Department of Labor Regulation Section 2510.3-101, 29 C.F.R. ss. 2510.3-101, and any successor regulation or regulations.

            "PPRP": Pan Pacific Retail Properties, Inc., a Maryland corporation.

            "PREPAYMENT EVENT": (i) any sale, transfer or other disposition (including any other transaction however denominated having comparable effect) of any Scheduled Property, (ii) the sale or other disposition (including any other transaction however denominated having comparable effect), or issuance, to a Person other than a Loan Party, PPRP, or a Wholly Owned Subsidiary of any thereof, of any equity interests in the Borrower, the Holdcos, PPRP, or any Subsidiary of any thereof, (iii) the incurrence of any Indebtedness secured by a Lien (other than a Permitted Lien) on any Scheduled Property, (iv) any casualty or taking under power of eminent domain or by condemnation or similar proceeding of any Scheduled Property unless the owner of the affected Scheduled Property shall be proceeding diligently and in good faith to repair, restore or replace the affected property; PROVIDED, HOWEVER, that the total and complete casualty or taking of a Sale Property shall in any event constitute a Prepayment Event.

            "PRIME RATE": as defined in the definition of the term "ABR".

            "PROPERTY": real property owned by Kimco or any of the Entities, or in which Kimco, any of the Consolidated Entities, or any of the Unconsolidated Entities has a leasehold interest.

            "PROPERTY GROSS REVENUES": with respect to any Property, for any period, all gross income, revenues and consideration, of whatever form or nature, received by or paid to or for the account or benefit of the Person owning such Property, in each instance during such period, in connection with the ownership, operation, leasing and occupancy of such Property, including the following: (a) amounts received under leases, including base rent, escalation, overage, additional, participation, percentage and similar rentals, late charges and interest payments and amounts received on account of maintenance or service charges, real estate taxes, assessments, utilities, air conditioning and heating, insurance premiums and other administrative, management, operating, leasing and maintenance expenses for such property, but excluding until earned security deposits, prepaid rents and other refundable receipts, (b) rents and receipts from licenses, concessions, vending machines and similar items, (c) parking fees and rentals, (d) other fees, charges or payments not denominated as rental of office, retail, storage, parking or other space in such Property, and
(e) payments received as consideration, in whole or in part, for the cancellation, modification, extension or renewal of leases; but in any event excluding the proceeds of any financing or asset sales in respect of all or any portion of such Property.

            "PROPERTY NOI": with respect to any Property, for any period, an amount equal to the excess, if any, of (a) Property Gross Revenues in respect of such Property for such period OVER (b) Property Operating Expenses in respect of such Property for such period.

            "PROPERTY OPERATING EXPENSES: with respect to any Property, for any period, the sum of all expenses incurred during such period with respect to the ownership, operation, leasing and occupancy of such Property, including the following: (a) real estate taxes; (b) special assessments or similar charges paid during such period; (c) personal property taxes; (d) costs of utilities, air conditioning and heating; (e) maintenance and repair costs of a non-capital nature; (f) operating expenses and fees; (g) wages and salaries of on-site employees engaged in the operation and management of such Property, including employer's social security taxes and other taxes, insurance benefits and the like, levied on or with respect to such wages or salaries; (h) premiums payable for insurance carried on or with respect to such Property; (i) advertising and promotion costs; (j) rental expense; and (k) in the case of any Property owned or operated by an Investment Entity, any obligation of Kimco or any of its Subsidiaries (contingent or otherwise) to contribute funds to such Investment Entity. The following shall be excluded from Property Operating Expenses: (1) foreign, U.S., state and local income taxes, franchise taxes or other taxes based on income, (2) depreciation, amortization and any other non-cash deduction for income tax purposes, (3) interest expenses of the Person owning such Property, (4) property management fees payable to Kimco or its Affiliates, and
(5) any expenditures made for capital improvements and the cost of leasing commissions.

            "QUALIFIED JURISDICTION": at any time of determination, any jurisdiction in which Kimco or any of its Subsidiaries is doing business at such time the government of which jurisdiction is internationally recognized at such time, including by the United States Government.

            "RECOURSE INDEBTEDNESS": any Indebtedness of any Person, (A) to the extent that Kimco is liable for direct claims for payment of such debt, or (B) to the extent that the payment of such debt is guaranteed by Kimco or that Kimco otherwise stands as a surety or accommodation party for such debt, or (C) as to which a Lien securing such debt has been placed against any assets of Kimco (excluding from this clause (C) Non-Recourse Indebtedness of Kimco). (Any such Indebtedness shall not be treated as Recourse Indebtedness solely because of customary potential recourse carveouts contained in documentation, PROVIDED that if a claim is made in connection with such potential recourse carve-outs, such claim shall constitute Recourse Indebtedness for the purposes of this Agreement). For the avoidance of doubt, Guarantee Obligations shall not constitute Recourse Indebtedness in an amount greater than the amount provided in the last proviso to the definition of Guaranteed Obligations.

            "REGISTER": as defined in Section 12.6.

            "REGULATION U": Regulation U of the Board as in effect from time to time.

            "RELEVANT PROPERTIES": as defined in Section 3.11(b).

            "REOC": a "real estate operating company" as defined in the Plan Asset Regulation.

            "REOC UPDATE CERTIFICATE": in respect of a First Tier Company, a certificate of a Responsible Officer of such First Tier Company stating that such First Tier Company has consulted with Mayer, Brown, Rowe & Maw LLP or other recognized ERISA counsel reasonably acceptable to the Administrative Agent in connection with the preparation of such certificate, which certificate shall state that such First Tier Company (a) is a REOC as of the date of such certificate, (b) has met the requirements of paragraph (e)(1), of the Plan Asset Regulation within the Annual Valuation Period in which the date of such certificate falls, (c) has complied with Section (e)(2) of the Plan Asset Regulation through the date of such certificate, (d) will be a REOC (assuming compliance with section (e)(2) of the Plan Asset Regulation), as the case may be, at least until the end of its next Annual Valuation Period (assuming in either case no change in applicable law after the date of such certificate), and
(e) making reference to the Annual Valuation Period of such First Tier Company; provided that to the extent that compliance with

Section (e)(2) of the Plan Asset Regulation requires that any subsidiary of any Person is itself an operating company (including a REOC), such certificate shall state facts in sufficient detail to demonstrate satisfaction of such requirement.

            "REOC UPDATE OPINION": in respect of a First Tier Company, a written opinion (addressed to the Administrative Agent and the Lenders) of Mayer, Brown, Rowe & Maw LLP or other recognized ERISA counsel reasonably acceptable to the Administrative Agent, in form, scope, and substance reasonably acceptable to the Administrative Agent, to the effect that none of the assets of such First Tier Company constitute Plan Assets because such First Tier Company is a REOC, and that such First Tier Company will be a REOC (assuming compliance with Section
(e)(2) of the Plan Asset Regulation) at least until the end of its next Annual Valuation Period (assuming in either case no change in applicable law after the date of such opinion) and making reference to the Annual Valuation Period of such First Tier Company.

            "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

            "REQUIRED LENDERS": at any time, (i) prior to the making of the Loans on the Borrowing Occasion, Lenders holding at least 66-2/3% of the total Commitments and (ii) thereafter, Lenders holding at least 66-2/3% of the aggregate principal amount of Loans outstanding at such time.

            "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "RESPONSIBLE OFFICER": with respect to any Person, the chief executive officer and the president of such Person or, with respect to financial matters, the chief financial officer or the treasurer of such Person.

            "SALE LLC": as defined in the introductory paragraph hereof.

            "SALE PROPERTY" a property identified on Schedule 3.3 as a Sale Property.

            "SCHEDULED PROPERTY" each Sale Property and each Hold Property.

            "S&P": Standard & Poor's Ratings Services.

            "SECURED PARTY": each of Administrative Agent and the Lenders and their successors and assigns.

            "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "SOLVENT": as to any Person, that, as of any date of determination,
(a) the amount of the present fair saleable value of the assets of such Person will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, as determined in accordance with applicable U.S. federal and state laws (or analogous applicable foreign laws) governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its existing or anticipated debts as such debts become absolute and matured, and (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business.

            "SUBSIDIARY": as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of Kimco. Notwithstanding the foregoing, for all purposes hereunder, each of Sale LLC, each Subsidiary of Sale LLC, PPRP, and each Subsidiary of PPRP, shall be treated as a Subsidiary of each First Tier Company.

            "SWAP AGREEMENT": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; PROVIDED that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Kimco or any Affiliate thereof shall be a Swap Agreement.

            "TARGET COMPANIES": collectively, Pan Pacific Properties, Inc., a Maryland corporation, CT Operating Partnership, L.P., a California limited partnership, Western/Pinecreek, L.P., a Delaware limited partnership, and their respective subsidiaries.

            "TERMINATION DATE": the date that is the earliest to occur of (a) the Maturity Date, or (b) the date on which the Loans shall become due and payable hereunder by acceleration.

            "TEST PERIOD": a period of two (2) consecutive fiscal quarters of Kimco.

            "TOTAL ADJUSTED EBITDA": for any Test Period, Total EBITDA for such period minus (without duplication) (i) replacement reserves of $0.25 per square foot of gross leasable area per annum, pro-rated for the applicable period, (ii) non-cash revenue for such period attributable to straight-lining of rents, (iii) EBITDA for such period attributable to Noncontrolled Entities, (iv) income for such period from mezzanine and mortgage loan receivables, (v) dividend and interest income from marketable securities, (vi) EBITDA for such period attributable to Identified Properties, and (vii) Kimco's and its Affiliates' management fee income and other income (excluding all items referred to in any other clause of this definition) for such period not attributable to Properties, provided that the items referred to in this clause (vii) shall be taken into account only to the extent that the amounts of such items, in the aggregate, exceed 10% of Total EBITDA.

            "TOTAL DEBT SERVICE": in respect of any Test Period, interest expense PLUS scheduled principal debt amortization for Kimco and the Consolidated Entities on the aggregate principal amount of their respective Indebtedness (PROVIDED that (i) there shall be excluded optional prepayments and balloon payments due at maturity, and (ii) in the case of any Indebtedness that amortizes in annual installments, there shall be included in the aggregate 50% of the amount of such annual installments payable during such Test Period and 50% of the amount of such annual installments payable during the two immediately succeeding fiscal quarters), PLUS preferred stock dividends paid during such Test Period.

            "TOTAL EBITDA": for any period, Adjusted Net Income of Kimco and the Consolidated Entities before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provision or benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt, PLUS, without duplication, EBITDA of Unconsolidated Entities.

            "TOTAL INDEBTEDNESS": as of any date of determination, all Indebtedness of Kimco, of its Wholly Owned Subsidiaries and any other Consolidated Entities, outstanding at such date.

            "TOTAL RECOURSE INDEBTEDNESS": as of any date of determination, the aggregate principal amount of all Indebtedness of Kimco and of the Consolidated Entities outstanding at such date (excluding Non-Recourse Indebtedness and Indebtedness that is contractually subordinated to the indebtedness of Kimco and its Affiliates under the Loan Documents).

            "TOTAL SECURED INDEBTEDNESS": as of any date of determination, the aggregate of (i) Indebtedness of Kimco or of any of the Consolidated Entities outstanding as of such date, secured by any asset of Kimco or the Consolidated Entities, and (ii) all unsecured third party Indebtedness of the Consolidated Entities to Persons other than Kimco or any Consolidated Entity outstanding as of such date.

            "TOTAL UNSECURED INTEREST EXPENSE": actual interest expense (accrued, paid, or capitalized) on all unsecured debt of Kimco and of the Consolidated Entities.

            "TRANSACTIONS": collectively, (a) the Acquisition, including the execution, delivery and performance by the parties thereto of the Merger Agreement and the consummation of the transactions contemplated thereby, and (b) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the borrowing hereunder.

            "TRANSFEREE": as defined in Section 12.7.

            "TYPE": as to any Loan, its nature as an ABR Loan, a Eurocurrency Loan, or a Money Market Loan.

            "UNCONSOLIDATED ENTITY": as of any date of determination, a corporation, partnership, limited liability company, trust, joint venture, or other business entity in which Kimco, directly or indirectly through ownership of one or more intermediary entities, owns an equity interest but that is not required in accordance with GAAP to be consolidated with Kimco for financial reporting purposes.

            "UNENCUMBERED": with respect to any asset, as of any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (excluding Permitted Encumbrances), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset and (ii) if applicable, the organizational documents of any Entity) which prohibits or limits the ability of Kimco or any of the Entities to create, incur, assume or suffer to exist any Lien upon, or convey, sell, lease, transfer or otherwise dispose of, any assets or Capital Stock of Kimco or any of the Entities (excluding any agreement which limits generally the amount of secured Indebtedness which may be incurred by Kimco and the Entities) and (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on any assets or Capital Stock of Kimco or any of the Entities, or would entitle any Person to the benefit of any Lien (other than Permitted Encumbrances) on such assets or Capital Stock upon the occurrence of any contingency (other than pursuant to an "equal and ratable" clause contained in any agreement governing Indebtedness).

            "UNENCUMBERED ASSET VALUE": as of any date of determination, an amount calculated with respect to the most recent Test Period ended on or before such date, equal to the sum of (a) the Value of Unencumbered Properties as of such date PLUS (b) the sum of (i) unencumbered mezzanine and mortgage loan receivables (valued at the lower of cost or market as of such date), (ii) unencumbered marketable securities (at the value reflected in the consolidated financial statements of Kimco as of such date), PROVIDED that the items described in this clause (ii) and in the preceding clause (i) shall not be taken into account to the extent that the amounts of such items exceed, in the aggregate, 15% of Unencumbered Asset Value, and (iii) unencumbered land and development projects (valued at the lower of cost or market as of such date), PROVIDED that the amount described in this clause (iii) shall not be taken into account to the extent that it exceeds 10% of Unencumbered Asset Value, PLUS (c) Unrestricted Cash and Cash Equivalents of Kimco and the Consolidated Entities as of the last day of such period (which items shall be taken into account only to the extent that the amounts thereof, in the aggregate, exceed $15,000,000), and PROVIDED, FURTHER, that (i) not more than 15% in the aggregate of items comprising Unencumbered Asset Value shall be attributable to assets located outside of the United States or to assets owned by Entities not organized in and having principal offices in the United States, and (ii) assets located in or owned by Entities organized in any place other than the United States or an Acceptable Jurisdiction shall not be included to any extent.

            "UNENCUMBERED ASSETS NOI": for any period, Unencumbered Property NOI PLUS, to the extent not in excess of 10% of Unencumbered Assets NOI, the sum of dividend and interest income from unencumbered marketable securities and unencumbered mezzanine and mortgage loan receivables.

            "UNENCUMBERED PROPERTIES": (i) Properties wholly owned by Kimco or by a Wholly Owned Subsidiary (or in which Kimco or a Wholly Owned Subsidiary has a leasehold interest to the extent eligible pursuant to clause (b) of the second sentence of the definition of the term "Unencumbered Property NOI"), as to which Kimco has control, which Properties are unencumbered (including freedom from restrictions, whether on the Property itself or the entity holding such Property, on pledging such Property or the stock, limited liability company interests, partnership interests, or other ownership interests of any Person having an ownership interest in such Property as collateral or selling such Property), and (ii) other unencumbered Properties as to which Kimco or a Wholly Owned Subsidiary owns (directly or through the ownership of an interest in a Consolidated Entity) a majority of the equity interests or has a leasehold interest, as above, and has the power to direct acquisition, disposition, financing, and other major property decisions (which shall not include Properties owned by or through Noncontrolled Entities); PROVIDED that no such Property shall be treated as an Unencumbered Property at any time during which any Person (other than Kimco) having any direct or indirect ownership interest in such Property (a "PROPERTY OWNER") has any Indebtedness or has any obligation or liability, whether primary, secondary, direct, indirect, fixed, contingent, or otherwise (including as a guarantor or other surety or accommodation party, as the general partner of a partnership that has Recourse Indebtedness, under applicable law, or otherwise) in respect of any Indebtedness (an "OBLIGATED PROPERTY OWNER"), unless at such time each such Obligated Property Owner is a Wholly Owned Subsidiary of Kimco and an a Subsidiary Guarantor (as defined in the Existing Revolving Credit Agreement) pursuant to an effective Subsidiary Guarantee (as defined in the Existing Revolving Credit Agreement).

            "UNENCUMBERED PROPERTY NOI": for any period, Property NOI for such period of Unencumbered Properties owned by Kimco or a Wholly Owned Subsidiary and the percentage equal to

Kimco's Ownership Percentage interest in the applicable Property of Property NOI for such period of other Unencumbered Properties, in each case net of (i) management fees of 3% of revenues and (ii) replacement reserves of $0.25 per square foot per annum (pro-rated for the applicable Test Period) of gross leasable area, from Unencumbered Properties. For the purpose of determining Unencumbered Property NOI, (a) no property owned by any Noncontrolled Entity shall be included, and (b) leasehold positions will be eligible if (i) with respect to the lease term, either (x) more than 25 years remains in such lease term or (y) such lease term is renewable in the sole discretion of Kimco for one or more successive periods aggregating (together with the remaining current lease term) more than 25 years so long as, in the case of this clause (y), periodic rent increases shall be at levels comparable to those that are customarily applicable to leases having initial terms in excess of 25 years,
(ii) such leasehold position is mortgageable and the terms of the lease include customary secured lender protections (including that (A) the lessor shall notify any holder of a security interest in such leasehold interest of the occurrence of any default by the lessee under such lease and shall afford such holder the right to cure such default, and (B) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease), and (iii) the Unencumbered Property NOI in respect of such leasehold positions included in any calculation of Value of Unencumbered Properties for any Test Period shall not be taken into account to the extent that it exceeds, in the aggregate, 20% of Unencumbered Property NOI for such Test Period.

            "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

            "UNRESTRICTED CASH AND CASH EQUIVALENTS": as of any date of determination, the sum of (a) the Dollar Equivalent of the aggregate amount of Unrestricted cash then held by Kimco or any of the Consolidated Entities and (b) the Dollar Equivalent of the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by Kimco or any of the Consolidated Entities. As used in this definition, "UNRESTRICTED" means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person.

            "UNSECURED DEBT": all Indebtedness which is not secured by a Lien on any income, Capital Stock, property or asset.

            "VALUE OF UNENCUMBERED PROPERTIES": for any period, an amount equal to Unencumbered Property NOI for such period (LESS Unencumbered Property NOI of Unencumbered Properties that are Identified Properties) with respect to the most recent Test Period annualized and capitalized at 8.25% (PROVIDED that such annualized and capitalized Unencumbered Property NOI in respect of Unencumbered Properties not wholly owned by Kimco or a Wholly Owned Subsidiary shall not be taken into account to the extent that it exceeds, in the aggregate, 20% of the total Value of Unencumbered Properties), PLUS 100% of the bona fide purchase price of such Unencumbered Properties that are Identified Properties.

            "WACHOVIA BANK" means Wachovia Bank, National Association.

            "WHOLLY OWNED SUBSIDIARY": of any Person, any entity all of the capital stock of which and any and all equivalent ownership interests of which (other than directors' qualifying shares required by law) are owned by such Person directly or indirectly through one or more Wholly Owned Subsidiaries; provided that unless such Person is otherwise specified, such Person shall be Kimco.

        SECTION 1.2 OTHER DEFINITIONAL PROVISIONS; INTERPRETATION.

               (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

               (b) Without limiting Section 1.3, as used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Kimco and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

               (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               (e) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

               (f) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

               (g) The word "will" shall be construed to have the same meaning and effect as the word "shall".

               (h) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, waived, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, and
     (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

        SECTION 1.3  ACCOUNTING TERMS; GAAP.

            Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Kimco notifies the Administrative Agent that Kimco requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Kimco that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE LOANS

        SECTION 2.1  LOANS.

            (a) TERM LOAN COMMITMENTS.

               (i) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan to the Borrower, in dollars, on a single occasion (the "BORROWING OCCASION") on the Borrowing Date, in an aggregate principal amount not to exceed its Commitment; provided that no Loans shall be made if the Commitments shall have terminated. Amounts prepaid or repaid in respect of Loans may not be reborrowed.

               (ii) Each Loan shall be made on the Borrowing Occasion as part of a Borrowing consisting of Loans made by the Lenders in accordance with their respective Applicable Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments are several and no Lender shall be responsible under this Agreement for any other Lender's failure to make Loans as required.

               (iii) Subject to Section 2.7 and Section 2.9, the Borrowing made on the Borrowing Occasion shall be comprised entirely of Eurocurrency Loans, ABR Loans, or Money Market Loans or a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.1(d). No Loan, including any Loan into which another Loan shall have been converted or continued under Section 2.3 shall be a Eurocurrency Loan after the day that is one (1) month prior to the Termination Date. Each Lender at its option may make (or convert into or continue) any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make (or convert into or continue) such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; PROVIDED, FURTHER, that each applicable Lender shall at all times comply with the requirements of this Agreement in respect thereto, including Section 2.11, and no Lender shall make any such election if and to the extent the same would cause the Borrower to increase its payment obligations hereunder.

               (b) NOTES. The Loans made by each Lender shall be evidenced by a promissory note executed and delivered by the Borrower at the request of such Lender, substantially in the form of Exhibit B-1, with appropriate insertions as to payee and date (a "NOTE"), payable to the order of such Lender in a principal amount equal to the aggregate unpaid principal amount of all Loans made by such Lender. Each Lender is hereby authorized to record, as applicable, the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto, and, in the case of Money Market Loans, the Money Market Rate Period with respect thereto, on the schedule (including any continuation of such schedule) annexed to and constituting a part of its Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; PROVIDED that the failure by any Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower under this Agreement or the Notes.

               (c) TERMINATION DATE. The Borrower shall repay all then outstanding Loans on the Termination Date.

               (d) PROCEDURE FOR BORROWING LOANS ON THE BORROWING DATE. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (i) three (3) Business Days prior to the Borrowing Date, as to any part of the requested Loans which are to be initially Eurocurrency Loans, (ii) two (2) Business Days prior to the Borrowing Date, as to any part of the requested Loans which are to be initially Money Market Loans, or (iii) one (1) Business Day prior to the Borrowing Date, otherwise), specifying (A) the aggregate amount to be borrowed, (B) the Borrowing Date and, in the case of each Money Market Loan, the requested Money Market Rate Period, (C) whether the Borrowing is to be of Eurocurrency Loans, ABR Loans, Money Market Loans or a combination thereof, and (D) if the Borrowing is to be entirely or partly of Eurocurrency Loans the respective amounts of each such Eurocurrency Loan and the respective lengths of the initial Interest Periods therefor. The Borrowings on the Borrowing Occasion shall be in an amount equal to (i) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof and (ii) in the case of Eurocurrency Loans or Money Market Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof, in each case subject to
     Section 2.1(e). Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of such Borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 12.2 prior to 1:00 P.M., New York City time (or in the case of Money Market Loans having a Money Market Rate Period of six (6) days or less from the Borrowing Date, 3:00 P.M., New York City time), on the Borrowing Date in funds immediately available to the Administrative Agent. Such Borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. In no event may the number of Money Market Loans requested to be made on the Borrowing Occasion exceed two (2).

               (e) PRINCIPAL AMOUNTS. Notwithstanding anything to the contrary in this Agreement, (i) the borrowings, and all prepayments, conversions and continuations of Eurocurrency Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (A) the aggregate principal amount of the Loans comprising each Eurocurrency Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof, and
     (B) there shall be no more than ten (10) Eurocurrency Tranches outstanding at any one time, and (ii) the borrowings, and all prepayments, conversions and continuations of Money Market Rate Loans hereunder and all selections of Money Market Rate Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (A) the aggregate principal amount of each Money Market Rate Loan shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof, and (B) there shall be no more than ten (10) Money Market Rate Loans outstanding at any one time; PROVIDED that at no time shall the sum of the number of Eurocurrency Tranches outstanding at any one time and the number of Money Market Rate Loans outstanding at any one time exceed fifteen (15) .

               (f) TERMINATION OF COMMITMENTS. Unless earlier terminated hereunder, the Commitments shall automatically and permanently terminate upon the earliest to occur of (i) the making of the Loans on the Borrowing Occasion (whether or not the Loans made on the Borrowing Occsasion total the full amount of the Commitments), (ii) the termination of the Commitment Period, (iii) the termination of the Merger Agreement, or (iv) the making of any request to borrow under the July Letter or any documentation relating to any credit facility contemplated by the July Letter in an amount in excess of $1,800,000,000.

               (g) ACQUISITION DEBT. The amounts borrowed (i) under this Agreement, (ii) under the July Letter (or any credit facility contemplated by the July Letter), and (iii) in connection

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

     with the mortgage financing contemplated to be established upon (or subsequent to) the Merger in the aggregate of the "Loan Amounts" for Hold Properties as set forth in Schedule 3.3, shall not exceed, in the aggregate, $3,000,000,000; provided that nothing contained in this paragraph shall limit clause (iv) of Section 2.1(f). The amount borrowed hereunder shall not, when aggregated with the amount borrowed pursuant to the July Letter or any related documentation and amounts borrowed in the nature of commercial mortgage backed security financing secured by any Scheduled Properties, exceed $3,000,000,000.

        SECTION 2.2 PREPAYMENTS.

               (a) OPTIONAL. The Borrower may at any time and from time to time prepay the Loans (subject, in the case of Eurocurrency Loans and Money Market Loans to compliance with the terms of Section 2.1(e) and Section 2.11), in whole or in part, without premium or penalty, upon at least one
     (1) Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans, ABR Loans, Money Market Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section
     2.11. Subject to Section 2.1(e), partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

               (b) MANDATORY. (i) The Borrower shall, within three Business Days after the occurrence of a Prepayment Event, prepay Loans in an aggregate amount equal to the amount of the Net Cash Proceeds in respect of such Prepayment Event. (ii) On the date that is one year after the Borrowing Date, the Borrower shall repay Loans in an amount equal to the excess (if any) of (x) 25% of the principal amount of the Loans made on the Borrowing Date, over (y) the aggregate principal amount of prepayments (whether voluntary or mandatory) theretofore made.

               (c) Amounts prepaid pursuant to this Section 2.2 shall be applied first to reduce outstanding ABR Loans. Any amounts remaining after application in accordance with the preceding sentence shall be applied to such Eurocurrency Loans or Money Market Loans as the Borrower shall direct, such prepayments to be subject to Section 2.11.

               (d) All prepayments shall be accompanied by all interest accrued hereunder on the amount prepaid through the date of prepayment.

        SECTION 2.3  CONVERSION AND CONTINUATION OPTIONS.

               (a) The Borrower may elect from time to time to convert Eurocurrency Loans and Money Market Loans to ABR Loans, by giving the Administrative Agent at least two (2) Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto, and any such conversion of Money Market Loans may only be made on the last date of the Money Market Rate Period with respect thereto. The Borrower may elect from time to time to convert Eurocurrency Loans to Money Market Loans by giving the Administrative Agent at least two (2) Business Days' prior irrevocable notice of such election, or to convert Money Market Loans to Eurodollar Loans, by giving the Administrative Agent at least three (3) Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto, and any such conversion of Money Market Loans may only be made on the last date of the Money Market Rate Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans, by giving the Administrative Agent at least (3) Business Days' prior irrevocable notice of such election, or to convert ABR Loans to Money Market Loans by giving the Administrative Agent at least two (2) Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Any such notice of conversion to Money Market Loans shall specify the initial Money Market Rate Period or Money Market Rate Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of the outstanding Eurocurrency Loans, Money Market Loans, and ABR Loans may be converted as provided herein, PROVIDED that (i) no Loan may be converted into a Eurocurrency Loan or a Money Market Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.1(e) and Section 2.3(c) would not be contravened, and (iii) no Loan may be converted into a Eurocurrency Loan after the date that is one (1) month prior to the Termination Date. If the Borrower shall fail to give any required notice as described above in this paragraph or if such conversion is not permitted pursuant to the preceding proviso, such Loans (other than Eurocurrency Loans or Money Market Loans that are continued in accordance with Section 2.3(b)) shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period or Money Market Rate Period, as applicable.

               (b) Any Eurocurrency Loans or Money Market Loans may be continued as such upon the expiration of the then current Interest Period or Money Market Rate Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period or Money Market Rate Period to be applicable to such Loans, PROVIDED that no Eurocurrency Loan or Money Market Rate Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a continuation is not appropriate, (ii) if, after giving effect thereto,
     Section 2.1(e) would be contravened, or (iii) after the date that is one month prior to the Termination Date, and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period or Money Market Rate Period, as applicable. Upon receipt of any notice pursuant to this Section 2.3(b), the Administrative Agent shall promptly notify each Lender thereof.

        SECTION 2.4  INTEREST RATES AND PAYMENT DATES.

               (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day PLUS the Applicable Margin.

               (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR PLUS the Applicable Margin.

               (c) Each Money Market Loan shall bear interest at a rate per annum equal to the Money Market Rate applicable thereto PLUS the Applicable Margin.

               (d) If all or a portion of (i) the principal amount of any Loan,
     (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.4 PLUS 2% or (y) in the case of any overdue interest, fee or other amount, the rate described in Section 2.4(b) PLUS 2%, in each case from the date of such non-payment to the date on which such amount is paid in full (as well after as before judgment).

               (e) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that (i) interest accruing pursuant to Section 2.4(d) shall be payable from time to time on demand, and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

        SECTION 2.5  COMPUTATION OF INTEREST.

               (a) Interest (other than interest calculated on the basis of the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest calculated on the basis of the ABR shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurocurrency Rate or Money Market Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

               (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate with respect to any Eurocurrency Loan.

        SECTION 2.6  INABILITY TO DETERMINE INTEREST RATE.

            If prior to the first day of any Interest Period:

               (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period; or

               (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender(s) (as conclusively certified by such Lender(s) of making or maintaining their affected Loans during such Interest Period;

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, (i) any Eurocurrency Loans requested to be made on the Borrowing Date shall be made as ABR Loans (ii) any Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be converted to or continued as ABR Loans, and (iii) any outstanding Eurocurrency Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, Eurocurrency Loans shall not be made, and no further Eurocurrency Loans shall be continued as such, nor shall the Borrower have the right to convert any other Loans to Eurocurrency Loans.

        SECTION 2.7  PRO RATA TREATMENT AND PAYMENTS.

               (a) Each Borrowing shall be made (on the Borrowing Occasion), continued, or converted pro rata according to the respective Applicable Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent's office specified in Section 12.2 in immediately available funds. It is understood that, if any payment of principal is made on any day in accordance with the preceding sentence, no interest shall accrue on such day in respect of such principal. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to any such payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

               (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the Borrowing Date that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time of the Borrowing Occasion, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.7(b) shall be conclusive in the absence of manifest error. If such Lender's share of such Borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of the Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

        SECTION 2.8  ILLEGALITY.

            Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, to continue Eurocurrency Loans as such, or to convert

ABR Loans to Eurocurrency Loans shall forthwith be cancelled, and (b) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.11.

        SECTION 2.9  REQUIREMENTS OF LAW.

               (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, or any Eurocurrency Loan or Money Market Loan, made by it, or change the basis of taxation of payments to such Lender in respect thereof (except in each case for Non-Excluded Taxes covered by Section 2.10 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve (except to the extent that such reserve is specifically subject to Section 2.9(c)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any relevant office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate or the Money Market Rate; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or Money Market Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, (x) the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, and (y) the Borrower agrees to pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to this Agreement or the Commitments generally and not solely with respect to any particular Borrower's Loans. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.9(a), it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled, provided that such amounts shall be no greater than amounts that such Lender is generally charging other borrowers similarly situated to the Borrower.

               (b) If any Lender shall have determined that the application of any Requirement of Law regarding capital adequacy or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such application or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's treatment of its Commitments for internal purposes as of the date on which it became a party hereto) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative

     Agent) of a written request therefor (setting forth in reasonable detail the basis for such request), (i) the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender, or such corporation, for such reduction, and (ii) the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction with respect to this Agreement or the Commitments.

               (c) The Borrower agrees to pay to each Lender which requests compensation under this Section 2.9(c) (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurocurrency Loan of such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurocurrency Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period, as a result of the applicability of the foregoing reserves to such Eurocurrency Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

               (i) the principal amount of the Eurocurrency Loans made by such Lender to which such Interest Period relates and outstanding on such day; and

               (ii) the difference between (x) a fraction the numerator of which is the Eurocurrency Rate (expressed as a decimal) applicable to such Eurocurrency Loan, and the denominator of which is one (1) MINUS the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date MINUS (y) such numerator; and (iii) a fraction the numerator of which is one (1) and the denominator of which is 360.

Any Lender which gives notice under this Section 2.9(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.

               (d) A certificate as to any additional amounts payable pursuant to this Section 2.9 submitted by any Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. The agreements in this Section 2.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder (the date on which all of the foregoing shall have occurred, the "FINAL DATE"), until the first anniversary of the Final Date. Notwithstanding anything contained in this Section 2.9, the Borrower shall not be obligated to pay any greater amounts than such Lender(s) is (are) generally charging other borrowers similarly situated to the Borrower.

        SECTION 2.10  TAXES.

               (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; PROVIDED that the Borrower shall not be required to increase any such amounts payable to any Non-U.S. Lender if such Lender fails to comply with the requirements of
     Section 2.10(b). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.10(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America or any state thereof, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver (on or prior to the Borrowing Date in the case of any such Person that is a Lender as of the Borrowing Date) to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN, an annual certificate representing under penalty of perjury that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, (i) each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender and
     (ii) each Non-U.S. Lender shall deliver any and all other documentation reasonably requested by the Borrower from time to time so as to provide a complete (or the greatest extent possible) exemption from U.S federal withholding tax and any other jurisdiction's withholding tax on any and all payments under this Agreement and the other Loan Documents. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.10(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.10(b) that such Non-U.S. Lender is not legally able to deliver.

               (c) Each Lender (or Transferee) that is not a Non-U.S. Lender (a "U.S. LENDER") shall deliver (on or prior to the Borrowing Date in the case of any such Person that is a Lender as of the Borrowing Date) to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto, properly completed and duly executed by such U.S. Lender. Such form shall be delivered by each U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, (i) each U.S. Lender shall deliver such form promptly upon the obsolescence or invalidity of any form previously delivered by such U.S. Lender and (ii) each U.S. Lender shall deliver any and all other documentation reasonably requested by the Borrower from time to time so as to provide a complete (or the greatest extent possible) exemption from U.S. federal withholding tax and any other jurisdiction's withholding tax on any and all payments under this Agreement and the other Loan Documents. Notwithstanding any other provision of this
     Section 2.10(c), a U.S. Lender shall not be required to deliver any form pursuant to this Section 2.10(c) that such U.S. Lender is not legally able to deliver.

        SECTION 2.11  INDEMNITY.

            The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (including post-judgment expenses) which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making the borrowing of any Eurocurrency Loans or Money Market Loans, or in the conversion into or continuation of Eurocurrency Loans or Money Market Loans after the Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment or conversion of Eurocurrency Loans or Money Market Loans on a day which is not the last day of an Interest Period or a Money Market Rate Period, as the case may be, with respect thereto. Such indemnification may, at the option of any Lender, include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the relevant Interest Period or the relevant Money Market Rate Period (or proposed Interest Period or proposed Money Market Rate Period, as the case may be), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin) OVER (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market or other relevant market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder, until the first anniversary of the Final Date.

        SECTION 2.12  CHANGE OF LENDING OFFICE.

            Each Lender and each Transferee agrees that, upon the occurrence of any event giving rise to the operation of Section 2.8, 2.9 or 2.10 with respect to such Lender or Transferee, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender

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

or Transferee) to designate another lending office for Loans affected by such event with the object of avoiding the consequences of such event; PROVIDED that such designation is made on terms that, in the sole judgment of such Lender or Transferee, cause such Lender or Transferee and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED, FURTHER, that nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender or Transferee pursuant to Sections 2.8,
2.9 and 2.10.

        SECTION 2.13  REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES.

            The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.9 or 2.10, (b) is affected in the manner described in Section 2.8 and as a result thereof any of the actions described in Section 2.8 is required to be taken, or (c) defaults in its obligations to make a Loan hereunder with a replacement bank or other financial institution; PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.11 if any Eurocurrency Loan or Money Market Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period, or the Money Market Rate Period, as the case may be, relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein),
(vii) the replaced Lender shall be released from its obligations under this Agreement, (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section
2.9 or 2.10, as the case may be and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender if it defaulted in its obligation to make a Loan hereunder.

        SECTION 2.14  OBLIGATIONS OF LOAN PARTIES NOT CONTRACTUALLY
                      SUBORDINATED.

            The Loans and the obligations hereunder of each Guarantor shall not be contractually subordinated to any other obligations of the Borrower or of such Guarantor.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF HS LOAN PARTIES


            To induce the Administrative Agent and the Lenders to enter into this Agreement, and to make the Loans, it is hereby represented and warranted as of the Borrowing Occasion by the specified HS Loan Party, with respect to itself (and its Subsidiaries) only and not with respect to any other HS Loan Party (or the Subsidiaries thereof), to the Administrative Agent and each Lender as follows:

        SECTION 3.1 EXISTENCE, COMPLIANCE WITH LAW, POWER, AUTHORIZATION, ENFORCEABILITY.

          (a) Such HS Loan Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the limited liability company (or corporate, limited partnership, or other applicable entity) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in

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

     which it is currently engaged, (iii) is duly qualified as a foreign limited liability company (or corporation, limited partnership, or other applicable entity) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Such HS Loan Party has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of the Borrower, to borrow hereunder, and has taken all necessary corporate (or limited partnership or limited liability company or other form of organization, as applicable) action to authorize the execution, delivery and performance of each Loan Document to which it is a party and, in the case of the Borrower, the borrowing of the Loans hereunder, on the terms and conditions of this Agreement. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required (except such as have been obtained and are in full force and effect) in connection with any acts by such HS Loan Party relating to the Acquisition, or in connection with the borrowing of the Loans hereunder or the execution, delivery, performance, validity or enforceability of any Loan Document. Each Loan Document to which such HS Loan Party is a party has been duly executed and delivered on its behalf. Each Loan Document to which such HS Loan Party is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        SECTION 3.2  NO LEGAL BAR, APPROVALS, MATERIAL LITIGATION, NO DEFAULT.

          (a) The execution, delivery and performance of the Loan Documents and the Borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of such HS Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens in favor of the Secured Parties under the Loan Documents).

          (b) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such HS Loan Party, threatened by or against it or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          (c) Neither such HS Loan Party nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.

        SECTION 3.3  OWNERSHIP OF PROPERTY, INTELLECTUAL PROPERTY.

          (a) Each of such HS Loan Party and its Subsidiaries has good record title in fee simple to, or a valid leasehold interest in, all of its material real property, and good title to all of its other material property.

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

          (b) Without limiting the foregoing, after giving effect to the Merger and the related Acquisition transactions, it is hereby represented and warranted: (i) by Sale LLC, that Sale LLC owns, directly or indirectly, all the Scheduled Properties indicated on Schedule 3.3 as owned by it, (ii) by each First Tier Company, that PPRP owns, directly or indirectly, all the Scheduled Properties indicated on Schedule 3.3 as owned by PPRP, (iii) by PRK1, that (A) Prudential, acting on behalf of Account 1, owns directly or indirectly 85% of the equity interests of PRK1, (B) that Kimco owns directly or indirectly 15% of the equity interests of PRK1, (C) that PRK1 owns beneficially and of record 46.2921% of the equity interests in each of Sale LLC and PPRP, (D) that PRK1 owns beneficially and of record all the equity interests in Holdco1, and (E) that Holdco1 owns, directly and indirectly, all of the Scheduled Properties indicated on Schedule 3.3 as owned by Holdco1, (iv) by PRK2, that (A) Prudential, acting on behalf of Account 2, owns directly or indirectly 85% of the equity interests of PRK2,
     (B) that Kimco owns directly or indirectly 15% of the equity interests of PRK2, (C) that PRK2 owns beneficially and of record 45.5763% of the equity interests in each of Sale LLC and PPRP, (D) that PRK2 owns beneficially and of record all the equity interests in Holdco2, and (E) that Holdco2 owns, directly and indirectly, all of the Scheduled Properties indicated on
     Schedule 3.3 as owned by Holdco2, (v) by PRK3, that (A) Prudential, acting on behalf of Account 3, owns directly or indirectly 85% of the equity interests of PRK3, (B) that Kimco owns directly or indirectly 15% of the equity interests of PRK3, (C) that PRK3 owns beneficially and of record 8.1316% of the equity interests in each of Sale LLC and PPRP, (D) that PRK3 owns beneficially and of record all the equity interests in Holdco3, and
     (E) that Holdco3 owns, directly and indirectly, all of the Scheduled Properties indicated on Schedule 3.3 as owned by Holdco3, (vi) by each First Tier Company, that the Hold Properties owned directly and indirectly by Holdco1, Holdco2, Holdco3, Sale LLC and PPRP represent approximately 34.8254%, 32.7123%, 8.1316%, 10.7331% and 13.5977%, respectively (and 100%
     in the aggregate), of the Attributed Value of all the Hold Properties, and
     (vii) by each HS Loan Party, that the Sale Properties owned directly and indirectly by Sale LLC and by PPRP represent approximately 94.92%, and 5.08%, respectively (and 100% in the aggregate), of the Attributed Value of all the Sale Properties. The percentages set forth in Section 3.3(b)(iii)(C), Section 3.3(b)(iv)(C) and Section 3.3(b)(v)(C) above do not reflect any interests of the First Tier Companies in any Hold Properties held by Sale LLC through CTOP (as defined in the Merger Agreement), which are allocated to such First Tier Companies as set forth on Schedule 3.3.

          (c) Such HS Loan Party and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes ("INTELLECTUAL PROPERTY") necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does such HS Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by such HS Loan Party and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        SECTION 3.4  NO BURDENSOME RESTRICTIONS.

            No Requirement of Law or Contractual Obligation applicable to or binding on such HS Loan Party or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

        SECTION 3.5  TAXES, FEDERAL REGULATIONS.

          (a) Each of such HS Loan Party and its Subsidiaries has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed after the Borrowing Date and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees, or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such HS Loan Party or the books of its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of such HS Loan Party, no claim is being asserted, with respect to any such tax, fee or other charge.

          (b) The Borrower represents and warrants that no part of the proceeds of any Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board.

        SECTION 3.6  ERISA.

               (a) Such HS Loan Party does not maintain or contribute to any Plan.

               (b) Each First Tier Company hereby represents and warrants that it is a REOC.

        SECTION 3.7  INVESTMENT COMPANY ACT; OTHER REGULATIONS.

          (a) The Borrower represents and warrants that it is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (b) The Borrower represents and warrants that it is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

        SECTION 3.8  COLLATERAL, GUARANTEES.

           (a) Each First Tier Company represents and warrants that the HS Pledge and Security Agreement executed and delivered by such First Tier Company, and the financing statements filed (or, in the case of financing statements delivered to the Administrative Agent for filing, upon the filing thereof) create, as security for the obligations of such First Tier Company under its FTC Guarantee, valid and enforceable, perfected first priority security interests in and Liens, in favor of the Administrative Agent as agent for the benefit of the Secured Parties, on (i) all the equity interests held by such First Tier Company in Holdco1, Holdco2, and Holdco3, as the case may be , (ii) all the equity interests held by such First Tier Company in Sale LLC, (iii) all the equity interests held by such First Tier Company in PPRP, and (iv) all other property in which a security interest is purported to be granted in such HS Pledge and Security Agreement or other agreements in which a Lien can be granted and perfected under the Uniform Commercial Code, subject to no other Liens, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Such security interests in and Liens upon such property are the sole and exclusive Liens on the property subject thereto and shall be superior to and prior to the rights of all third parties in such property.

           (b) Each First Tier Company represents and warrants that the FTC Guarantee of such First Tier Company is in full force and effect and has not been repudiated or disaffirmed by such First Tier Company.

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

        SECTION 3.9  PURPOSE.

            The Borrower represents and warrants that the proceeds of the Loans will be used solely for the acquisition by of the Scheduled Properties pursuant to the consummation of the Merger, including the payment of the related merger consideration and fees and expenses, and the other transactions related thereto.

        SECTION 3.10  ENVIRONMENTAL MATTERS.

            Such HS Loan Party represents and warrants that the following statements are true and correct as to any Scheduled Properties in which it has any direct or indirect ownership interest (as to each HS Loan Party, for such purpose, the "Applicable Properties"): except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a) to its best knowledge, the Applicable Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws, (b) to its best knowledge, the Applicable Properties and all operations at the Applicable Properties are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Applicable Properties, or violation of any Environmental Law with respect to the Applicable Properties, (c) neither it nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Applicable Properties, nor does it have knowledge or reason to believe that any such notice will be received or is being threatened, (d) to its best knowledge, Materials of Environmental Concern have not been transported or disposed of from the Applicable Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Applicable Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, (e) no judicial proceeding or governmental or administrative action is pending, or, to its knowledge, threatened, under any Environmental Law to which it or any of its Subsidiaries is or, to its knowledge, will be named as a party with respect to the Applicable Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Applicable Properties, (f) to its best knowledge, there has been no release or threat of release of Materials of Environmental Concern at or from the Applicable Properties, or arising from or related to the operations of such HS Loan Party and its Subsidiaries in connection with the Applicable Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

        SECTION 3.11      INSURANCE, CONDITION OF PROPERTIES.

          (a) Such HS Loan Party or its Subsidiaries maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets and inventories, including public liability insurance, fire and all other risks insured against by extended coverage, fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

          (b) Such HS Loan Party represents and warrants that the following statements are true and correct, except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, as to any Scheduled Properties in which it has any direct or indirect ownership interest (as to such HS Loan Party, for such purpose, the "Relevant Properties"): (i) all of the improvements located on the Relevant Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof, (ii) no material portion of any of the Relevant Properties, nor any improvements located on said Relevant Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty, (iii) no condemnation or eminent domain proceeding has been commenced or to its knowledge is about to be commenced against any portion of any of the Relevant Properties, or any improvements located thereon that are material to the operation, use or value of said Relevant Properties except as set forth and described in
     Schedule 3.11, (iv) no notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Relevant Properties.

        SECTION 3.12  SOLVENCY.

            Such HS Loan Party is Solvent after giving effect the borrowings of Sale LLC, to the FTC Guarantee of each First Tier Company, and to each HS Pledge and Security Agreement. No event described in paragraph (f) of Article X has occurred in respect of any HS Loan Party.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF KIMCO

            To induce the Administrative Agent and the Lenders to enter into this Agreement, and to make the Loans, Kimco, hereby represents and warrants as of the Borrowing Occasion to the Administrative Agent and each Lender as follows:

        SECTION 4.1  FINANCIAL CONDITION.

          (a) The consolidated balance sheet of Kimco and its subsidiaries as at December 31, 2005 and the related consolidated statements of income and of cash flows for the respective fiscal years ended on such dates, reported on by PricewaterhouseCoopers, LLP, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of Kimco and its subsidiaries as at such dates, as applicable and the consolidated results of their operations and their consolidated cash flows for the applicable fiscal year then ended. The unaudited consolidated balance sheet of Kimco and its subsidiaries as at June 30, 2006 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer of Kimco, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of Kimco and its subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Except as set forth on Schedule 4.1, neither Kimco nor any of the Consolidated Entities has, at the Effective Date, any material Indebtedness, Guarantee Obligation, contingent liability or liability for taxes, or any unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto, other than Indebtedness and Guarantee Obligations incurred in connection with the Transactions.

            (b) The credit rating of Kimco's unsecured debt is not less than BBB-/Baa3.

        SECTION 4.2  NO CHANGE.

            Since December 31, 2005, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

        SECTION 4.3  CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

            Kimco (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 4.4  POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

            Kimco has the corporate power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of each Loan Document to which it is a party on the terms and conditions of this Agreement. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in respect of Kimco (except such as have been obtained and are in full force and effect) in connection with the Acquisition or the borrowing of the Loans hereunder or with the execution, delivery, performance, validity or enforceability of any Loan Document. Each Loan Document to which Kimco is a party has been duly executed and delivered by Kimco and constitutes a legal, valid and binding obligation of Kimco enforceable against Kimco in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        SECTION 4.5  NO LEGAL BAR; APPROVALS.

               (a) The execution, delivery and performance by Kimco of the Loan Documents to which it is a party and the Borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to Kimco or any Contractual Obligation of Kimco and will not result in, or require, the creation or imposition of any Lien on any of Kimco's properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens in favor of the Secured Parties under the Loan Documents).

        SECTION 4.6  KIMCO GUARANTEE.

            The Kimco Guarantee is in full force and effect and has not been repudiated or disaffirmed by Kimco.

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

        SECTION 4.7  BENEFIT OF LOANS.

            Kimco is in the business of acquiring, owning, developing and operating shopping centers and of providing the required services and other facilities for those integrated operations, and expects to derive benefits, directly or indirectly, in return for undertaking its obligations under this Agreement and the other Loan Documents.

        SECTION 4.8  SOLVENCY.

            Before and after giving effect to the Acquisition and related transactions, including the Kimco Guarantee, Kimco is Solvent. No event described in paragraph (f) of Article X has occurred in respect of Kimco.

        SECTION 4.9  MERGER AGREEMENT.

            Kimco has delivered to the Agent a complete and correct copy of the Merger Agreement (including all schedules, exhibits, amendments, supplements and modifications thereto).

        SECTION 4.10  FULL DISCLOSURE.

            Each of the following representations and warranties is true and correct (in respect of the Target Companies, the Scheduled Properties and information furnished by or on behalf of the Target Companies, such representations and warranties being to the best of Kimco's knowledge):

            (a) all written information of a factual nature (other than projections and information of a general economic nature) (the "INFORMATION") concerning Kimco, the Target Companies, the Transactions and any other transactions contemplated hereby prepared by or on behalf of Kimco or any of its representatives or by or on behalf of the Target Companies or any of its representatives made available to any of the Lenders by Kimco or any of its representatives or by the Target Companies or any of its representatives in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects when so made available, and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

            (b) the projections prepared by or on behalf of Kimco or any of its representatives or by or on behalf of the Target Companies or any of its representatives made available to any of the Lenders by or on behalf of Kimco or any of its representatives or the Target Companies or its representatives in connection with the Transactions or the other transactions contemplated hereby (the "PROJECTIONS") were prepared in good faith based upon assumptions believed by Kimco to be reasonable at the time when made and at the time when such Projections were furnished to such Lender (it being understood that any such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Kimco or the Target Companies, and that no assurance can be given that such Projections will be realized).

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                                   ARTICLE V

                                  CONDITIONS

        SECTION 5.1  CONDITIONS TO EFFECTIVENESS, EFFECTIVE DATE.

            The effectiveness of this Agreement and the availability of the loans hereunder, is subject to the satisfaction on or before December 28, 2006 of the following conditions (or the waiver of such conditions in accordance with Section 12.1):

               (a) LOAN DOCUMENTS. The Administrative Agent shall have received
     (i) from each party hereto, either a counterpart of this Agreement signed on behalf of such party, or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) from each First Tier Company, either a counterpart of the HS Pledge and Security Agreement signed on behalf of such party, or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page thereof) that such party has signed a counterpart of the HS Pledge and Security Agreement.

               (b) ORGANIZATIONAL DOCUMENTS, ETC. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantors and the authorization of the Borrower and the Guarantors in respect of the transactions contemplated by this Agreement or the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent, certified to be true, correct and complete by a Responsible Officer as of the Effective Date.

               (c) NOTES. The Administrative Agent shall have received from the Borrower a signed Note for the account of each Lender that notified the Administrative Agent of its request for Notes.

               (d) CLOSING CERTIFICATES. The Administrative Agent shall have received a certificate from a Responsible Officer of Kimco dated the Effective Date, confirming compliance with the conditions specified in this
     Section 5.1.

The Administrative Agent shall notify Kimco and the Borrower of the Effective Date, and such notice shall be conclusive and binding.

        SECTION 5.2  CONDITIONS TO THE BORROWING.

            The agreement of each Lender to make any Loan is subject to the satisfaction of the following conditions precedent:

               (a) ACQUISITION. The Acquisition shall have been consummated, or shall be consummated substantially simultaneously with the funding of the Loans, in accordance with the terms of the Merger Agreement, without giving effect to any amendments or waivers by Kimco that are materially adverse to the Lenders without the consent of the Administrative Agent.

               (b) GOVERNMENTAL APPROVALS. All governmental approvals necessary to effect the Acquisition shall have been obtained.

               (c) NO ADVERSE CHANGE. Since December 31, 2005 there has been no material adverse change in the financial condition of Kimco and its Subsidiaries taken as a whole.

               (d) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for the Administrative Agent, and each Lender, (i) the executed legal opinion of Wachtell, Lipton, Rosen & Katz, special counsel to the Loan Parties, substantially in the form of Exhibit D-1, and (ii) the executed legal opinion of Mayer, Brown, Rowe & Maw LLP, special ERISA counsel, substantially in the form of Exhibit D-2. Each Loan Party hereby requests such counsel to deliver such opinion.

               (e) NO DEFAULT. On the Borrowing Date: (i) no Event of Default shall have occurred and be continuing under and as defined in (A) the Existing Revolving Credit Agreement, (B) Kimco's September 1, 1993 bond indenture, (C) Kimco's existing C$250,000,000 Canadian revolving credit facility, or (D) Kimco North Trust III's existing Canadian indenture (each such credit facility or indenture as from time to time modified, waived or supplemented) which in any such case relates to payments of amounts due or compliance with the financial covenants under such credit facility or under such indenture and (b) there shall not have been any acceleration of, or payment default under, recourse indebtedness of Kimco for borrowed money in an aggregate amount exceeding $100,000,000.

          (f) SPECIFIED REPRESENTATIONS AND WARRANTIES. On the Borrowing Date, each of the representations and warranties made in Sections 3.1(a)(i) and
     (ii), 3.1(b), 3.3(b), 3.5(b), 3.7(a), 3.7(b), 3.8, 4.1(b), 4.2, 4.3(i) and
     (ii), 4.4, 4.6 and 4.8 shall be true and correct in all material respects on and as of such date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          (g) COSTS AND EXPENSES. The Administrative Agent shall have received payment (which may be proceeds of the Loans under this Agreement) for the account of the applicable payee of all fees and other amounts due and payable under or in connection with this Agreement or the Fee Letter, and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid under the Loan Documents or under the Fee Letter (including the reasonable fees and disbursements invoiced through such date of JPMCB's special counsel), on or prior to the Borrowing Date.

          (h) CLOSING CERTIFICATES. The Administrative Agent shall have received
     (i) a certificate from a Responsible Officer of Kimco dated the Borrowing Date, confirming compliance with the conditions specified in this Section 5.2, and (ii) a certificate (each, an "AVP CERTIFICATE") from a Responsible Officer of each First Tier Company dated October 31, 2006 and certifying that for purposes of paragraph (d)(5) of the Plan Asset Regulation (A) the "initial valuation date" of such First Tier Company was October 30, 2006, and (B) the "annual valuation period" of such First Tier Company is established as the 90-day period beginning on each anniversary date of the foregoing initial valuation date.

The Borrowing hereunder on the Borrowing Occasion shall constitute a representation and warranty, as of the date of such Borrowing, by each Loan Party, that the conditions contained in Section 5.2 have been satisfied.

                                   ARTICLE VI

                        AFFIRMATIVE COVENANTS OF KIMCO

            So long as the Commitments remain in effect or any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, it is hereby agreed as follows:

        SECTION 6.1  FINANCIAL STATEMENTS.

            (a) Kimco shall furnish to the Administrative Agent (with sufficient copies for each Lender): (i) as soon as available, but in any event within 90 days after the end of each fiscal year of Kimco, a copy of the consolidated balance sheet of Kimco and its subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows of Kimco and its subsidiaries for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers, LLP or other independent certified public accountants of nationally recognized standing; and (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of Kimco, the unaudited consolidated balance sheet of Kimco and its subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Kimco and its subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period, as the case may be, in the previous year, certified by a Responsible Officer of Kimco as being fairly stated in all material respects (subject to normal year-end audit adjustments).

            (b) Kimco shall furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender), in the form delivered to Prudential, copies of the quarterly and annual balance sheets and consolidated statements of operations for the Borrower and its Subsidiaries and for each First Tier Company and its Subsidiaries. Delivery of (i) such quarterly balance sheets and consolidated statements of operations shall be made not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of each of the Borrower or each First Tier Company, as applicable, and (ii) such annual balance sheets and consolidated statements of operations shall be made not later than 90 days after the end of the fiscal year of each of the Borrower or each First Tier Company, as applicable.

            (c) All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, if applicable, and in any event disclosed therein).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.


        SECTION 6.2  CERTIFICATES; OTHER INFORMATION.

            There shall be furnished to the Administrative Agent (with sufficient copies for each Lender (in the case of clauses (a) and (b) below) or each relevant Lender (in the case of clause (c) below)):

          (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), a compliance certificate of a Responsible Officer of Kimco substantially in the form of Exhibit E;

          (b) within ten (10) days after the same are sent, copies of all financial statements and reports which Kimco sends to its stockholders, and within ten (10) days after the same are filed, copies of all financial statements, reports or other documents which Kimco may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (c) promptly, upon request of the Administrative Agent, a list of all Entities, and such additional financial information, information with respect to any Property and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

        SECTION 6.3  PAYMENT OF OBLIGATIONS.

            Kimco shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Kimco or (b) (i) Non-Recourse Indebtedness and (ii) other obligations which aggregate not more than $100,000,000, in each case to the extent that Kimco has determined in good faith that it is in its best interests not to pay or contest such Non-Recourse Indebtedness or such other obligations, as the case may be.

        SECTION 6.4  MAINTENANCE OF EXISTENCE, ETC.

          (a) Kimco shall preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

          (b) Kimco shall comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

        SECTION 6.5  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

            Kimco shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Kimco and its Subsidiaries with officers and employees of Kimco and its Subsidiaries and with its independent certified public accountants.

        SECTION 6.6  NOTICES.

            Kimco shall promptly give notice to the Administrative Agent and each Lender of:

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

               (a) the occurrence of any Default or Event of Default related to Kimco of which it has knowledge;

               (b) any (i) default or event of default under any Contractual Obligation of Kimco or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Kimco or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

               (c) any litigation or administrative or other proceeding affecting Kimco or any of its Subsidiaries in which the amount involved is $100,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought, or the occurrence in respect of any material Subsidiary of any case, proceeding, event, or circumstance of the nature set forth in paragraph (f) of Article VIII;

               (d) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.6 shall be accompanied by a statement of a Responsible Officer of Kimco setting forth details of the occurrence referred to therein and stating what action Kimco proposes to take with respect thereto.

The Administrative Agent shall promptly forward to the Lenders (which the Administrative Agent may effect by electronic posting) any written notice hereunder furnished to it pursuant to this Section.

        SECTION 6.7  FURTHER ASSURANCES.

            Kimco will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, without limitation, filing Uniform Commercial Code and other financing statements and the establishment of and deposit of Collateral into custody accounts) that may be required under applicable law, or that the Required Lenders, the Administrative Agent, or Wachovia Bank may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Loan Documents. Kimco shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 6.7 and the perfection and priority status of each such security interest and Lien.

                                  ARTICLE VII

                 AFFIRMATIVE COVENANTS OF THE HS LOAN PARTIES

            So long as the Commitments remain in effect or any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, it is hereby agreed as follows:

        SECTION 7.1  CERTIFICATES; OTHER INFORMATION.

            The HS Loan Parties shall furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender):

               (a) promptly, upon request of the Administrative Agent, such additional financial information, information with respect to any Property and other information as any Lender may from time to time reasonably request (through the Administrative Agent);

               (b) together with (i) the occurrence of each Prepayment Event, a notice of such occurrence, identifying the relevant Scheduled Property or Person and the nature of such Prepayment Event, (ii) each prepayment of Net Cash Proceeds, or the determination in respect of any Prepayment Event that there are no Net Cash Proceeds or no current Net Cash Proceeds, a certificate of a Responsible Officer of the Borrower or of the applicable First Tier Company or Companies setting forth the details of the relevant Prepayment Event in reasonable detail and showing the calculation of the amount of Net Cash Proceeds to be prepaid in respect thereof or an explanation for the absence of Net Cash Proceeds or current Net Cash Proceeds.

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

        SECTION 7.2  PAYMENT OF OBLIGATIONS.

            Each HS Loan Party shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such HS Loan Party or (b) (i) Non-Recourse Indebtedness and (ii) other obligations which aggregate not more than $25,000,000, in each case to the extent that such HS Loan Party has determined in good faith that it is in its best interests not to pay or contest such Non-Recourse Indebtedness or such other obligations, as the case may be.

        SECTION 7.3  MAINTENANCE OF EXISTENCE, ETC.

               (a) Each HS Loan Party shall preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 9.9.

               (b) Each HS Loan Party shall comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

        SECTION 7.4  MAINTENANCE OF PROPERTY; INSURANCE.

            Each HS Loan Party shall keep all property useful and necessary in its business in good working order and condition; maintain insurance with financially sound and reputable insurance companies rated at least A- by A.M. Best & Co. on all of its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

        SECTION 7.5  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

            Each HS Loan Party shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (upon reasonable notice and during normal business hours) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of such HS Loan Party and its Subsidiaries with officers and employees of such HS Loan Party and its Subsidiaries and with its independent certified public accountants.

        SECTION 7.6  NOTICES.

            The HS Loan Parties shall promptly furnish or cause to be furnished to the Administrative Agent and each Lender notice of:

               (a) the occurrence of any Default or Event of Default of which any HS Loan Party has knowledge;

               (b) any (i) default or event of default under any Contractual Obligation of any HS Loan Party or any of their Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between any HS Loan Party or any of their Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

               (c) any litigation or administrative or other proceeding affecting any HS Loan Party or any of their Subsidiaries, in which the amount involved is $25,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought, or the occurrence in respect of any HS Loan Party or any of its Subsidiaries of any case, proceeding, event, or circumstance of the nature set forth in paragraph (f) of Article X;

               (d) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.6 shall be accompanied by a statement of a Responsible Officer of the HS Loan Party giving such notice, setting forth details of the occurrence referred to therein and stating what action such HS Loan Party proposes to take with respect thereto.

The Administrative Agent shall promptly forward to the Lenders (which the Administrative Agent may effect by electronic posting) any written notice hereunder furnished to it pursuant to this Section.

        SECTION 7.7  ENVIRONMENTAL LAWS.

            Each HS Loan Party shall:

               (a) Comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or (ii) such HS Loan Party has determined in good faith that contesting the same is not in the best interests of such HS Loan Party and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

               (c) Defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of such HS Loan Party, its Subsidiaries or the Properties, or the real estate properties owned directly or indirectly by such HS Loan Party, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

        SECTION 7.8  COMPLIANCE WITH LAWS.

            Each HS Loan Party will, and will cause each of its subsidiaries to, comply with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including ERISA, Environmental Laws, and all zoning and building codes with respect to Real Estate Assets) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 7.9  ERISA-RELATED UPDATE.

            At least thirty (30) days prior to the last day of the then current Annual Valuation Period (as such term is defined in the Plan Asset Regulation) for each First Tier Company, such First Tier Company shall deliver to the Administrative Agent a REOC Update Opinion, or a REOC Update Certificate, in either case dated as of a date at least thirty (30) days prior to the last day of such Annual Valuation Period but not earlier than the first day thereof.

        SECTION 7.10  FURTHER ASSURANCES.

            The HS Loan Parties will, and will cause their Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, without limitation, filing Uniform Commercial Code and other financing statements and the establishment of and deposit of Collateral into custody accounts) that may be required under applicable law, or that the Required Lenders, the Administrative Agent, or Wachovia Bank, may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Loan Documents and the HS Loan Parties shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, and lien searches) as the Required Lenders shall reasonably request to evidence compliance in accordance with this Section 7.10 and the perfection and priority status of each Lien in the Collateral.

                                  ARTICLE VIII

                         NEGATIVE COVENANTS OF KIMCO

            So long as the Commitments remain in effect or any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, Kimco hereby agrees that:

        SECTION 8.1  FINANCIAL COVENANTS.

            Kimco shall not directly or indirectly:

               (a) TOTAL INDEBTEDNESS RATIO. Permit, at the last day of any Test Period, the ratio of (i) Total Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.60 to 1.00.

               (b) TOTAL SECURED INDEBTEDNESS RATIO. Permit, at the last day of any Test Period, the ratio of (i) Total Secured Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.25 to 1.00.

               (c) MINIMUM NET WORTH. Permit, at the last day of any fiscal quarter of Kimco, Net Worth to be less than an amount equal to the sum of
     (i) $1,750,000,000 PLUS (ii) 75% of the aggregate proceeds received by Kimco (net of customary related fees and expenses) in connection with any offering of Capital Stock of Kimco consummated after the Effective Date.

               (d) UNENCUMBERED ASSET VALUE RATIO. Permit, at the last day of any Test Period, the ratio of (i) Total Recourse Indebtedness as of such day to (ii) Unencumbered Asset Value as of such day, to exceed 0.60 to 1.0.

               (e) UNSECURED INTEREST EXPENSE RATIO. Permit, for any Test Period, the ratio of (i) Unencumbered Assets NOI for such period to (ii) Total Unsecured Interest Expense for such period to be less than 2.0 to 1.0.

               (f) FIXED CHARGE COVERAGE RATIO. Permit, for any Test Period, the ratio of Total Adjusted EBITDA for such period to Total Debt Service for such period to be less than 1.75 to 1.0. Solely for the purpose of calculating the ratio in this clause (f), Total Adjusted EBITDA (i) shall include cash flow distributions (other than distributions in respect of capital transactions) from Noncontrolled Entities ("NONCONTROLLED ENTITY OPERATING CASH FLOW"), provided that Noncontrolled Entity Operating Cash Flow distributed during the most recent twelve-month period in respect of any Noncontrolled Entity shall be included, without duplication, only to the extent of 50% of the amount of such distributions made in such twelve-month period, and (ii) shall be increased by the amounts excluded pursuant to clauses (iv), (v) and (vi) of the definition of the term "Total Adjusted EBITDA".

Solely for the purposes of this Section 8.1: direct or indirect reference to EBITDA, NOI, Indebtedness and debt service (and items thereof, when applicable) with respect to the Entities, when included, shall be included only to the extent of the Ownership Percentage therein, except as otherwise specifically provided.

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

                                   ARTICLE IX

                   NEGATIVE COVENANTS OF THE HS LOAN PARTIES

            So long as the Commitments remain in effect or any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, it is hereby agreed that:

        SECTION 9.1  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

            Neither any HS Loan Party nor any of its Subsidiaries shall, directly or indirectly, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate other than a Property Management Agreement and a Leasing Agreement, each dated on or about October 31, 2006 with Kimco or its Affiliates unless (a) no Default or Event of Default would occur as a result thereof and (b) such transaction is (i) in the ordinary course of the business of the HS Loan Party that is a party thereto and (ii) upon fair and reasonable terms no less favorable to the HS Loan Party that is a party thereto or is affected thereby than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

        SECTION 9.2  LIMITATION ON CHANGES IN FISCAL YEAR.

            No HS Loan Party shall cause or permit its fiscal year to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

        SECTION 9.3 LIMITATION ON LINES OF BUSINESS; ISSUANCE OF COMMERCIAL PAPER; CREATION OF SUBSIDIARIES; NEGATIVE PLEDGES; SWAP AGREEMENTS.

            No HS Loan Party nor any of its Subsidiaries shall, directly or indirectly:

               (a) Engage in activities other than real estate business and real estate related business activities;

               (b) Issue any commercial paper; or.

               (c) Enter into any Swap Agreement, except Swap Agreements entered into in the ordinary course of business (not for purposes of speculation) to hedge or mitigate risks, including those related to interest rates or currency exchange rates, to which such HS Loan Party or such Subsidiary is exposed in the conduct of its business or the management of its liabilities.

Nothing contained in this paragraph shall be construed to permit any transaction that is prohibited under Section 9.4 or Section 9.5.

        SECTION 9.4  LIMITATION ON INDEBTEDNESS.

            No HS Loan Party, nor any entity through which any HS Loan Party holds (directly or indirectly) any interest in any Scheduled Property, shall have any Indebtedness for borrowed money other than (a) obligations under the Loan Documents, (b) Indebtedness in existence on the Effective Date, as set forth in Schedule 3.3, (c) Indebtedness incurred after the Effective Date that refinances, refunds or replaces Indebtedness described in the preceding clauses
(a) or (b) (including Indebtedness for any related premiums, fees or other expenses incurred in connection with such refinancing, refunding or replacement Indebtedness), provided that all prepayments required under Section 2.2 in connection therewith shall

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

have been made, (d) Indebtedness under commercial mortgage backed securities ("CMBS") programs and short-term unsecured "warehouse facility" loans bridging to the funding of contemplated CMBS loans, not exceeding (together with Indebtedness pursuant to clause (e) below) in the aggregate approximately $1,300,000,000, (e) Indebtedness that refinances equity capital provided by Prudential and/or Kimco with respect to a Hold Property for which CMBS financing was not obtained in connection with the Merger, (f) up to $120,000,000 in aggregate principal amount of additional financing, provided that if such financing is secured, the Liens granted in respect thereof shall comply with
Section 9.5 hereof; provided further, that the Indebtedness permitted under this
Section 9.4 shall be subject to Section 2.1(g).

        SECTION 9.5  LIMITATION ON LIENS.

               (a) EQUITY INTERESTS. No HS Loan Party shall grant or create (or permit any Subsidiary of such HS Loan Party to grant or create), or suffer the existence of (i) any Liens on any Collateral other than the Liens arising under the Loan Documents, whether junior, equal or superior in priority to the Liens created by the Loan Documents, or (ii) any Liens on any equity interest held directly or indirectly by any HS Loan Party, which equity interest represents a direct or indirect ownership interest in any Scheduled Property.

               (b) SCHEDULED PROPERTY. No HS Loan Party shall grant or create (or permit any Subsidiary of such HS Loan Party to grant or create), or suffer the existence of, any Liens on any Scheduled Property, except for Permitted Liens and mortgage Liens securing Indebtedness permitted under
     Section 9.4; PROVIDED that in the case of Liens securing the Indebtedness described in Section 9.4(f) the loan to value ratio applicable to each Sale Property subject to such any Lien securing any such Indebtedness shall be at least 50%, and PROVIDED FURTHER, that all prepayments required under
     Section 2.2 in connection with any transaction referred to in this clause
     (b) shall have been made.

        SECTION 9.6  PLANS.

               (a) No HS Loan Party shall maintain or contribute to any Plan at any time.

               (b) No First Tier Company shall change the annual valuation period referred to in its AVP Certificate without the prior written consent of the Administrative Agent.

        SECTION 9.7  MARGIN STOCK, USE OF FACILITY.

            The Borrower will not, directly or indirectly, use the proceeds of any Loan or use any Letter of Credit in a manner that will violate or be inconsistent with Regulation T, U, or X of the Board.

        SECTION 9.8  OWNERSHIP OF PROPERTY.

            The HS Loan Parties shall not permit at any time the facts as represented in Section 3.3(b) to change in any material respect without the consent of the Administrative Agent, which shall not be unreasonably withheld, delayed or conditioned in the event of any proposed change which does not adversely affect the interests of the Lenders.

        SECTION 9.9  LIMITATION ON CERTAIN FUNDAMENTAL CHANGES.

            Neither any HS Loan Party nor any of its Subsidiaries shall, directly or indirectly: enter into any merger, consolidation or amalgamation unless such transaction does not involve all or a substantial portion of the property, business or assets owned or leased by such HS Loan Party and its

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

Subsidiaries determined on a consolidated basis with respect to such HS Loan Party and its Subsidiaries taken as a whole.

        SECTION 9.10  LIMITATION ON RESTRICTED PAYMENTS.

            If there has occurred and is continuing or if there would thereby occur any Default or Event of Default, neither any HS Loan Party nor any of its Subsidiaries shall, directly or indirectly, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of such HS Loan Party or Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, or enter into any transaction that has a substantially similar effect to any of the foregoing, either directly or indirectly, whether in cash or property or in obligations of such HS Loan Party or any Subsidiary; PROVIDED that at no time may there be any dividend or distribution by any HS Loan Party of any asset constituting non-cash proceeds of a Prepayment Event.

                                   ARTICLE X

                                EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

               (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

               (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

               (c) There shall be any default in the observance or performance of any agreement contained in Section 7.6(a), Section 7.9, Section 8.1 or
     Article IX; or

               (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Article), and such default shall continue unremedied for a period of 30 days after notice from the Administrative Agent or the Required Lenders; or

               (e) Any HS Loan Party or any Subsidiary of any HS Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding (x) any obligations of such HS Loan Party hereunder (which shall be governed by clause (a) above) and (y) any Non-Recourse Indebtedness) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such

     Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; PROVIDED that a default, event or condition described in clause
     (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; or

               (f) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
     (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (g) One or more judgments or decrees shall be entered against any HS Loan Party or any Subsidiary of any HS Loan Party involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 or more (excluding Non-Recourse Indebtedness), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

               (h) There shall be a material adverse change in the financial condition of Kimco and its Subsidiaries taken as a whole; or

               (i) At any time any HS Loan Party or any Subsidiary of any HS Loan Party shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which are recourse to such Loan Party and, in the judgment of the Required Lenders, could reasonably be expected to exceed $50,000,000 over the amount of available insurance; PROVIDED that any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph (k) if (i) such remediation or compliance is being contested by such HS Loan Party or the applicable Subsidiary in good faith by appropriate proceedings or (ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which such HS Loan Party or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (not to exceed 180 days if the continuance of such remediation or compliance beyond such 180 day period,

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

     in the judgment of the Required Lenders, could reasonably be expected to have a Material Adverse Effect); or

               (j) Kimco shall default in making any payment under the Kimco Guarantee, or shall repudiate or disaffirm the Kimco Guarantee, or the Kimco Guarantee shall for any reason not be in full force and effect; or

               (k) Kimco shall be in payment default under, or there shall otherwise have been an acceleration of any Recourse Indebtedness of Kimco and/or any Subsidiaries thereof in an aggregate amount exceeding $100,000,000; or

               (l) Any Loan Document shall for any reason not be in full force and effect in any material respect as to any HS Loan Party, or shall not provide to the Administrative Agent the Liens and the material rights, priorities, powers and privileges purported to be created thereby or the legality, validity or enforceability of any thereof shall be contested or repudiated by any Loan Party; or

               (m) Any First Tier Company shall default in making any payment under the FTC Guarantee, or shall repudiate or disaffirm the FTC Guarantee, or the FTC Guarantee shall for any reason not be in full force and effect as to any First Tier Company; or

               (n) Within five (5) Business Days after the Borrowing Date, the Scheduled Properties shall not be owned by the HS Loan Parties and their Subsidiaries in accordance with Section 3.3;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to Kimco, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to Kimco, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable; PROVIDED, however, that with respect to each of the immediately preceding clauses (A) and (B) if the Event of Default relates to or is attributable to only a particular First Tier Company, then the amount that shall or may be due and payable shall be limited to an amount equal to the product of (i) the total amount that would be due and payable in the absence of this proviso, multiplied by (ii) the FTG Percentage of such First Tier Company at such time as determined under Section 12.9(i).

            Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

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

                                   ARTICLE XI

                                   THE AGENTS

        SECTION 11.1  THE AGENTS.

            For purposes of this Section 11.1 and Section 12.6, the term "RELATED PARTIES" shall mean, with respect to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such specified Person, and (ii) the respective directors, officers, employees, agents and advisors of such specified Person and of any other Person referred to in the preceding clause (i).

               (a) Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

               (b) The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and each Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such bank (an "ADMINISTRATIVE AGENT AFFILIATE") may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

               (c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Kimco or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Administrative Agent Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default other than nonpayment of principal or interest unless and until written notice thereof is given to the Administrative Agent by Kimco or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into
     (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in

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

     Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

               (d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

               (e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

               (f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and Kimco. By the Required Lenders' giving at least thirty (30) Business Days prior written notice to the Administrative Agent and Kimco, the Administrative Agent may be removed, by action of the Required Lenders (excluding the bank serving as Administrative Agent (the "AGENT BANK")), (i) at any time for gross negligence or willful misconduct, as determined by the Required Lenders (excluding for such determination the Agent Bank), or (ii) in the event that the Agent Bank, in its capacity as a Lender, shall have assigned all of its outstanding Commitments or Loans to another bank, financial institution or other entity pursuant to Section 12.6, and at the end of such thirty (30) Business Day period the Agent Bank shall be deemed discharged from its duties and obligations as Administrative Agent hereunder and under any other Loan Documents Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with Kimco, to appoint a successor. In the case of resignation by the Administrative Agent, if no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor to a retired Administrative Agent, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation or removal hereunder, the provisions of this Article, including Section 11.2, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

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

               (g) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

        SECTION 11.2  INDEMNIFICATION.

            The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentages of the Commitments in effect on the date on which indemnification is sought under this Section 11.2 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Applicable Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans and regardless of whether pre-judgment or post-judgment) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 11.2 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

        SECTION 11.3  CERTAIN AGENTS, ARRANGERS, AND BOOKRUNNERS.

            Each of the Co-Syndication Agents, Co-Documentation Agents, Co-Agents, Co-Managing Agents, Bookrunners and Joint Lead Arrangers referred to on the cover of this Agreement in its capacity as such shall have no rights, duties or responsibilities hereunder, nor any fiduciary relationship with any party hereto, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Co-Syndication Agents, Co-Documentation Agents, Co-Agents, Co-Managing Agents, Bookrunners, or Joint Lead Arrangers in their respective capacities as such.

                                  ARTICLE XII

                                 MISCELLANEOUS

        SECTION 12.1  AMENDMENTS AND WAIVERS.

            Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 12.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the

Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase or reduce (except for reductions in accordance with Section 2.1(f)) the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 12.1 or change Section 2.7(a) in a manner that would alter the pro rata sharing of payments required thereby, reduce the percentage specified in the definitions of Required Lenders or Majority Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, amend the proviso to the definition of the term "Unencumbered Properties", release any Guarantee, amend, modify or waive any Guarantee in any material respect, release any Collateral (provided that in connection with a disposition of Scheduled Properties permitted hereunder that is structured in a manner involving the transfer of equity interests constituting Collateral, as to which there shall have been prepaid all amounts required to be prepaid under Section 2.2(b)(i), the Administrative Agent may release Collateral to the extent that the Collateral so released relates solely to the Scheduled Properties so disposed of), or amend, modify, or waive any provision of any Loan Document which, by its terms, requires the consent, approval or satisfaction of all Lenders, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Article X or otherwise affect the rights or duties of the Administrative Agent without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Loan Parties, the Lenders, and the Administrative Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing to the extent therein specified; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

        SECTION 12.2  NOTICES.

            All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Loan Parties and the Administrative Agent, and as notified to the Administrative Agent pursuant to an administrative questionnaire in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

      Any Loan Party:             Kimco Realty Corporation
                                  3333 New Hyde Park Road, Suite 100
                                  New Hyde Park, New York 11042
                                  Attention: Glenn G. Cohen
                                  Telecopy: (516) 869-2572

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

      The Administrative Agent:   JPMorgan Chase Bank, N.A.
                                  277 Park Avenue, 3rd Floor
                                  New York, New York 10072
                                  Attention: Charles E. Hoagland
                                  Telecopy: (646) 534-0574

      with a copy to:             JPMorgan Chase Bank, N.A.
                                  270 Park Avenue, 15th Floor
                                  New York, New York 10017-2070
                                  Attention: Elena Gillcrist
                                  Telecopy: (212) 270-3513

      and (except for
      borrowing requests,
      interest elections, and
      requests pursuant to
      Sections 12.8 or 12.9) to:  JPMorgan Chase Bank, N.A.

                                  270 Park Avenue
                                  New York, NY  10017
                                  Attention: Jacqueline F. Stein, Esq.
                                  Vice President & Senior Associate Counsel
                                  Telecopy: (212) 270-2873

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.1, 2.2, or 2.3 shall not be effective until received.

        SECTION 12.3  NO WAIVER; CUMULATIVE REMEDIES.

            No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        SECTION 12.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder, except as may be expressly stated therein.

        SECTION 12.5  PAYMENT OF EXPENSES AND TAXES.

            The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the fees and disbursements of counsel to the Administrative Agent; (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses (including post-judgment costs and expenses) incurred

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in connection with the enforcement or preservation of any rights under this
Agreement, the other Loan Documents, and any such other documents, including the fees and disbursements of counsel to the Administrative Agent, and the several Lenders; (c) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents, and any such other documents; and (d) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (and regardless of whether pre-judgment or post-judgment) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party, any of its Subsidiaries or any of the Scheduled Properties (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that such Loan Party shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee or its Affiliates. The agreements in this Section 12.5 shall survive the termination of this Agreement, and the payment of the Loans and all other amounts payable hereunder.

        SECTION 12.6  SUCCESSORS AND ASSIGNS.

            For purposes of this Section 12.6 the term "Related Parties" shall have the meaning given thereto in Section 11.1 hereof.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph
     (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

               (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement and under the other Loan Documents (including all or a portion of its Commitment, or the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                    (A) the Borrower, PROVIDED that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), or, if an Event of Default has occurred and is continuing, any other assignee; and

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                    (B) the Administrative Agent, PROVIDED that no consent of
          the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender or an Affiliate of a Lender with a Commitment immediately prior to giving effect to such assignment.

                    (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption (as defined below) with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent, PROVIDED that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

               (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents;

               (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption substantially in the form of Exhibit A or in any other form approved by the Administrative Agent (an "ASSIGNMENT AND ASSUMPTION"), together with a processing and recordation fee of $4,000 (which, except as provided in Section 2.13, shall not be payable by the Borrower); and

               (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in the form approved by the Administrative Agent (an "ADMINISTRATIVE QUESTIONNAIRE").

            For the purposes of this Section 12.6, the term "APPROVED FUND" has the following meaning:

          "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.9, 2.10, 2.11 and 12.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

               (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, or the principal amount of the Loans, owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register

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pursuant to the terms hereof as a Lender hereunder for all purposes of this
Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this paragraph (b) and any written consent to such assignment required by this paragraph (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; PROVIDED that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.7(b), 2.7(b), 3.4, 3.5 or 11.2, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations in respect of its Commitment, under this Agreement and under the other Loan Documents (including all or a portion of its Commitment or the Loans owing to it); PROVIDED that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the other Loan Parties, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section
     12.1 that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.10 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph
     (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.12(b) as though it were a Lender, provided such Participant agrees to be subject to Section 12.12(a) as though it were a Lender.

               (ii) A Participant shall not be entitled to receive any greater payment under Section 2.9 or 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Kimco's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.10(a) unless Kimco is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.10(b) as though it were a Lender.

               (d) Any Lender may at any time pledge or assign a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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        SECTION 12.7  DISCLOSURE.

            Subject to Section 12.19, the Borrower authorizes each Lender to disclose to any Participant or assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates and the Acquisition which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

        SECTION 12.8  [RESERVED].

        SECTION 12.9  FTC GUARANTEE.

               (a) GUARANTEE BY FIRST TIER COMPANIES. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, the First Tier Companies (in their capacities as the guarantors under this Section 12.9, the "FTC GUARANTORS") hereby unconditionally and irrevocably, jointly and severally, guarantee, as primary obligors and not merely as sureties, to the Administrative Agent, for the ratable benefit of the Secured Parties, up to their respective FTG Percentages thereof, the prompt and complete payment by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and each FTC Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing any of their rights against such FTC Guarantor under the Guarantee contained in this Section 12.9; PROVIDED that the amount payable at any time by any particular FTC Guarantor shall be limited to the amount determined under Section 12.9(i) hereof. The Guarantee contained in this
     Section 12.9, subject to Section 12.9(d), shall remain in full force and effect, as limited in amount hereunder, until the Obligations are paid in full in cash and the Commitments are terminated. Each FTC Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 12.9, it will notify the Administrative Agent or such Lender in writing that such payment is made under the Guarantee contained in this
     Section 12.9 for such purpose, provided that failure to provide such notice shall not alter or affect the amount of such FTC Guarantor's liability hereunder or its FTG Percentage. No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any FTC Guarantor under this Section 12.9, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations, up to its FTG Percentage thereof, until, subject to Section 12.9(d), the Obligations are paid in full in cash and the Commitments are terminated.

               (b) AMENDMENTS, ETC. WITH RESPECT TO THE APPLICABLE OBLIGATIONS. Each FTC Guarantor shall remain obligated under this Section 12.9 notwithstanding that (i) without any reservation of rights against any FTC Guarantor, and (ii) without notice to or further assent by any FTC Guarantor, (x) any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded, (y) any of the Obligations may be continued, increased in amount, or otherwise modified, and the applicable Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any

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     Lender, and (z) this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the applicable Obligations may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the Guarantee contained in this Section
     12.9 or any property subject thereto.

               (c) GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each FTC Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the Guarantee contained in this
     Section 12.9 or acceptance of the Guarantee contained in this Section 12.9; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guarantee contained in this Section 12.9, and all dealings between any FTC Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantee contained in this Section 12.9. The Administrative Agent and any Lender will, to the extent permitted by applicable law, request payment of any applicable Obligation from the Borrower before making any claim against the FTC Guarantors under this Section 12.9, but will have no further obligation to proceed against the Borrower or to defer for any period a claim against any FTC Guarantor hereunder. Except as expressly provided in the preceding sentence, each FTC Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any FTC Guarantor or the Borrower with respect to the Obligations. The Guarantee contained in this Section 12.9 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or Guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable laws of repayment by the Borrower of any Obligations or the adoption of any applicable laws purporting to render any Obligations null and void, (c) any change in the structure or tax characterization of the Borrower, or any transaction (including any merger or consolidation) to which it may be a party (in each case whether or not permitted under the Loan Documents), (d) any defense, setoff or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by any FTC Guarantor or the Borrower against the Administrative Agent or any Lender, or (e) any other circumstance whatsoever (with or without notice to or knowledge of any FTC Guarantor or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any Obligations, or of any FTC Guarantor under the Guarantee contained in this
     Section 12.9, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 12.9 against any FTC Guarantor, the Administrative Agent or such Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or Guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or Guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, Guarantee or right of offset, shall not relieve any FTC Guarantor of any liability under this Section 12.9, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against any FTC Guarantor.

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               (d) REINSTATEMENT. The Guarantee contained in this Section 12.9 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, all as though such payments had not been made.

               (e) PAYMENTS. Each FTC Guarantor hereby agrees that any payments in respect of the Obligations pursuant to this Section 12.9 will be paid without setoff or counterclaim in Dollars at the office of the Administrative Agent specified for payment under this Agreement.

               (f) INDEPENDENT OBLIGATIONS. The obligations of each FTC Guarantor under the Guarantee contained in this Section 12.9 are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against any FTC Guarantor whether or not the Borrower is joined in any such action or actions. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each FTC Guarantor.

               (g) DEFENSES OF FTC GUARANTOR. To the fullest extent permitted by applicable law, each FTC Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible payment in full in cash of the Obligations. To the fullest extent permitted by applicable law, the Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise, extend or otherwise adjust any part of the Obligations, make any other accommodation with any Loan Party or any other guarantor or exercise any other right or remedy available to them against any Loan Party or any other guarantor, without affecting or impairing in any way the liability of any FTC Guarantor hereunder except to the extent the Obligations have been fully paid in cash. Pursuant to applicable law, each FTC Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of any FTC Guarantor against any Loan Party or any other guarantor, as the case may be, or any security, or would otherwise exonerate any FTC Guarantor.

               (h) AGREEMENT TO PAY; SUBORDINATION. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against the FTC Guarantors by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each FTC Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations, up to its FTG Percentage thereof. Upon payment by any FTC Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of such FTC Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. If any amount shall erroneously be paid to any FTC Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right or any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to

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     the Administrative Agent to be credited against the payment of the
     Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

               (i) LIMITATIONS. The maximum liability of each FTC Guarantor under this Section 12.9 (and accordingly the liability of such FTC Guarantor that is secured by Collateral in which such FTC Guarantor has granted a security interest securing its obligations hereunder) shall be limited as provided in paragraph (a). For purposes of this Agreement, the "FTG PERCENTAGE" of each FTC Guarantor shall be the percentage set forth opposite the name of such FTC Guarantor on Schedule 12.9; PROVIDED, that if there is an Event of Default which affects only a particular First Tier Company (a "DEFAULTING FTC") so that, pursuant to the proviso at the end of the penultimate paragraph of Article X, only a portion of the Obligations become due and payable, and such portion is paid by the Borrower or Kimco, thereafter the FTG Percentage of each First Tier Company other than the Defaulting FTC shall be adjusted to be equal to the percentage equivalent of a fraction, the numerator of which is the FTG Percentage of such First Tier Company immediately prior to such default, and the denominator of which is the sum of the FTG Percentages immediately prior to such default of all of the First Tier Companies other than the Defaulting FTC.

        SECTION 12.10  KIMCO GUARANTEE.

               (a) GUARANTEE BY KIMCO. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, Kimco (in its capacity as the guarantor under this Section 12.10, the "INVESTOR GUARANTOR") hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and the Investor Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing any of their rights under the Guarantee contained in this Section 12.10. The Guarantee contained in this Section 12.10, subject to Section 12.10(d), shall remain in full force and effect until the Obligations are paid in full in cash and the Commitments are terminated. The Investor Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 12.10, it will notify the Administrative Agent or such Lender in writing that such payment is made under the Guarantee contained in this Section 12.10 for such purpose. No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Investor Guarantor under this Section 12.10, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations until, subject to Section 12.10(d), the Obligations are paid in full in cash and the Commitments are terminated.

               (b) AMENDMENTS, ETC. WITH RESPECT TO THE APPLICABLE OBLIGATIONS. The Investor Guarantor shall remain obligated under this Section 12.10 notwithstanding that (i) without any reservation of rights against the Investor Guarantor, and (ii) without notice to or further assent by the Investor Guarantor, (x) any demand for payment of any of the Obligations made by the Administrative Agent or any Lender, (y) any of the Obligations may be continued, increased in amount, or otherwise modified, and the applicable Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and (z) this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the applicable Obligations may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the Guarantee contained in this Section 12.10 or any property subject thereto.

               (c) GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Investor Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the Guarantee contained in this
     Section 12.10 or acceptance of the Guarantee contained in this Section 12.10; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guarantee contained in this Section 12.10, and all dealings between the Investor Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantee contained in this Section 12.10. The Administrative Agent and any Lender will, to the extent permitted by applicable law, request payment of any applicable Obligation from the Borrower before making any claim against the Investor Guarantor under this Section 12.10, but will have no further obligation to proceed against the Borrower or to defer for any period a claim against the Investor Guarantor hereunder. Except as expressly provided in the preceding sentence, the Investor Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Investor Guarantor or the Borrower with respect to the Obligations. The Guarantee contained in this Section 12.10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or Guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable laws of repayment by the Borrower of any Obligations or the adoption of any applicable laws purporting to render any Obligations null and void, (c) any change in the structure or tax characterization of the Borrower, or any transaction (including any merger or consolidation) to which it may be a party (in each case whether or not permitted under the Loan Documents), (d) any defense, setoff or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by the Investor Guarantor or the Borrower against the Administrative Agent or any Lender, or (e) any other circumstance whatsoever (with or without notice to or knowledge of the Investor Guarantor or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any Obligations, or of the Investor Guarantor under the Guarantee contained in this Section 12.10, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 12.10 against the Investor Guarantor, the Administrative Agent or such Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or Guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or Guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, Guarantee or right of offset, shall not relieve the Investor Guarantor of any liability under this Section 12.10, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Investor Guarantor.

               (d) REINSTATEMENT. The Guarantee contained in this Section 12.10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, all as though such payments had not been made.

               (e) PAYMENTS. The Investor Guarantor hereby agrees that any payments in respect of the Obligations pursuant to this Section 12.10 will be paid without setoff or counterclaim, in Dollars at the office of the Administrative Agent specified for payment under this Agreement.

               (f) INDEPENDENT OBLIGATIONS. The obligations of the Investor Guarantor under the Guarantee contained in this Section 12.10 are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Investor Guarantor whether or not the Borrower is joined in any such action or actions. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Investor Guarantor.

               (g) DEFENSES OF INVESTOR GUARANTOR. To the fullest extent permitted by applicable law, the Investor Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible payment in full in cash of the Obligations. To the fullest extent permitted by law, the Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise, extend or otherwise adjust any part of the Obligations, make any other accommodation with any Loan Party or any other guarantor or exercise any other right or remedy available to them against any Loan Party or any other guarantor, without affecting or impairing in any way the liability of the Investor Guarantor hereunder except to the extent the Obligations have been fully paid in cash. Pursuant to applicable law, the Investor Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Investor Guarantor against any Loan Party or any other guarantor, as the case may be, or any security, or would otherwise exonerate the Investor Guarantor.

               (h) AGREEMENT TO PAY; SUBORDINATION. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against the Investor Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Investor Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by the Investor Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of the Investor Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. If any amount shall erroneously be paid to the Investor Guarantor on account of
     (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the

     Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

        SECTION 12.11  RESERVED.

        SECTION 12.12  ADJUSTMENTS; SET-OFF.

               (a) If any Lender (a "BENEFITED" Lender) shall at any time receive any payment of all or part of its Exposure or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Article X(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Exposure or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Exposure, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

               (b) In addition to any rights and remedies of the Lenders provided by law, each Lender and each of its Affiliates shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, obligations, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any of its Affiliates or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

        SECTION 12.13  COUNTERPARTS.

            This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts each of which shall constitute an original, but all of which when taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Kimco and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 12.14  SEVERABILITY.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 12.15  INTEGRATION.

            This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Guarantors, the Administrative Agent, and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

        SECTION 12.16  GOVERNING LAW.

            THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.17     SUBMISSION TO JURISDICTION; WAIVERS.

            Each Loan Party hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Loan Party at its address set forth in Section 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding in connection with this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

        SECTION 12.18  ACKNOWLEDGMENTS.

            Each Loan Party hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

               (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and the Lenders, on the one hand, and such Loan Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and the Administrative Agent or among the Loan Parties, the Administrative Agent, and the Lenders.

        SECTION 12.19  WAIVERS OF JURY TRIAL.

            EACH LOAN PARTY, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        SECTION 12.20  CONFIDENTIALITY.

            Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or to which the Administrative Agent or any Lender is a party, (f) subject to an agreement containing provisions substantially the same as those of this Section, a copy of which shall have been provided to Kimco, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Loan Parties. For the purposes of this Section, "INFORMATION" means all information received from the Loan Parties relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis; PROVIDED that in the case of information received from any Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and each party hereto may disclose to any and all Persons, without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

        SECTION 12.21  USA PATRIOT ACT.

            Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), hereby notifies the Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Act.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                           [SIGNATURE PAGES TO FOLLOW]

                                         KIMCO REALTY CORPORATION


                                         By:  /s/  Glenn G. Cohen
                                            ------------------------------------
                                            Name:  Glenn G. Cohen
                                            Title: Vice-President - Treasurer


                                         PK SALE LLC


                                         By:  /s/  Glenn G. Cohen
                                            ------------------------------------
                                            Name:  Glenn G. Cohen
                                            Title: Vice-President - Treasurer


                                         PRK HOLDINGS I LLC

                                         By:  KIMCO PK, LLC, member

                                         By:  KIMCO PK INC., managing member


                                         By:  /s/  Glenn G. Cohen
                                            ------------------------------------
                                            Name:  Glenn G. Cohen
                                            Title: Vice-President - Treasurer


                                         PRK HOLDINGS II LLC

                                         By:  KIMCO PK, LLC, member

                                         By:  KIMCO PK INC., managing member


                                         By:
                                            By:  /s/  Glenn G. Cohen
                                            ------------------------------------
                                            Name:  Glenn G. Cohen
                                            Title: Vice-President - Treasurer




                       EXECUTION PAGE TO CREDIT AGREEMENT

                                         PRK HOLDINGS III LLC

                                         By:  KIMCO PK, LLC, member

                                         By:  KIMCO PK INC., managing member


                                         By:  /s/  Glenn G. Cohen
                                            ------------------------------------
                                            Name:  Glenn G. Cohen
                                            Title: Vice-President - Treasurer




                       EXECUTION PAGE TO CREDIT AGREEMENT

                                         JPMORGAN CHASE BANK, N.A., as a Lender,
                                         as Administrative Agent


                                         By: /s/ Charles Hoagland
                                            ------------------------------------
                                               Name: Charles Hoagland
                                               Title: Vice President




                       EXECUTION PAGE TO CREDIT AGREEMENT

                                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as a Co-Syndication Agent and as a
                                         Lender


                                         By: /s/ Cynthia A. Bean
                                              ----------------------------------
                                              Name: Cindy Bean
                                              Title: Vice President




                     Execution Page to the Credit Agreement

                                         BANK OF AMERICA N.A., as a
                                         Co-Syndication Agent and as a Lender


                                         By: /s/ Michael W. Edwards
                                              ----------------------------------
                                              Name: Michael W. Edwards
                                              Title: Senior Vice President




                     Execution Page to the Credit Agreement

                                         SCOTIABANC, INC., as a
                                         Co-Documentation Agent and as a
                                         Lender


                                         By: /s/ William E. Zarrett
                                              ----------------------------------
                                              Name: William E. Zarrett
                                              Title: Managing Director




                     Execution Page to the Credit Agreement

                                         WELLS FARGO BANK, NATIONAL
                                         ASSOCIATION, as a Co-Documentation
                                         Agent and as a Lender


                                         By: /s/ William A. Jordan
                                              ----------------------------------
                                              Name: William A. Jordan
                                              Title: Vice President




                     Execution Page to the Credit Agreement

                                         THE ROYAL BANK OF SCOTLAND, PLC,
                                         as a Co-Managing Agent and as a
                                         Lender


                                         By: /s/ Neil J. Crawford
                                              ----------------------------------
                                              Name: Neil J. Crawford
                                              Title: Senior Vice President




                     Execution Page to the Credit Agreement

                                         SUMITOMO MITSUI BANKING CORPORATION,
                                         as a Co-Managing Agent and as a
                                         Lender


                                         By: /s/ William M. Ginn
                                              ----------------------------------
                                              Name: William M. Ginn
                                              Title: General Manager




                     Execution Page to the Credit Agreement

                                         WEST LB AG, NEW YORK BRANCH, as  a
                                         Co-Managing Agent and as a Lender


                                         By: /s/ Lillian Tung Lum
                                              ----------------------------------
                                              Name: Lillian Tung Lum
                                              Title: Executive Director

                                         WEST LB AG, NEW YORK BRANCH, as  a
                                         Co-Managing Agent and as a Lender


                                         By: /s/ Pui Chow
                                              ----------------------------------
                                              Name: Pui Chow
                                              Title: Director



                     Execution Page to the Credit Agreement

                                         THE BANK OF NEW YORK, as a Co-Agent
                                         and as a Lender


                                         By: /s/ Rick Laudisi
                                              ----------------------------------
                                              Name: Rick Laudisi
                                              Title: Managing Director




                     Execution Page to the Credit Agreement

                                         MIZUHO CORPORATE BANK (USA),
                                         as a Co-Agent and as a Lender


                                         By: /s/ Yasuo Imaizumi
                                              ----------------------------------
                                              Name: Yasuo Imaizumi
                                              Title: Senior Vice President




                     Execution Page to the Credit Agreement

                                         ROYAL BANK OF CANADA, as a Co-Agent
                                         and as a Lender


                                         By: /s/ Dan LePage
                                              ----------------------------------
                                              Name: Dan LePage
                                              Title: Authorized Signatory




                     Execution Page to the Credit Agreement

                                         U.S. BANK, NATIONAL ASSOCIATION, as a
                                         Co-Agent and as a Lender


                                         By: /s/ A. Jeffrey Jacobson
                                              ----------------------------------
                                              Name: A. Jeffrey Jacobson
                                              Title: Vice President




                     Execution Page to the Credit Agreement

                                         MASSACHUSETTS MUTUAL LIFE INSURANCE
                                         COMPANY, as a Lender

                                         BY: BABSON CAPITAL MANAGEMENT LLC,
                                         ITS AUTHORIZED AGENT


                                         By: /s/ Richard F. McKeever
                                              ----------------------------------
                                              Name: Richard F. McKeever
                                              Title: Managing Director




                     Execution Page to the Credit Agreement

                                         THE BANK OF TOKYO-MITSUBISHI UFJ,
                                         LTD., as a Lender


                                         By: /s/ Yoichi Orikasa
                                              ----------------------------------
                                              Name:   Yoichi Orikasa
                                              Title:  Vice President & Manager




                     Execution Page to the Credit Agreement

                                         CALYON BANK NEW YORK, as a Lender


                                         By: /s/ John. A. Wain
                                              ----------------------------------
                                              Name: John. A. Wain
                                              Title: Managing Director

                                         CALYON BANK NEW YORK, as a Lender


                                         By: /s/ Daniel J. Reddy
                                              ----------------------------------
                                              Name: Daniel J. Reddy
                                              Title:Director



                     Execution Page to the Credit Agreement

                                         UBS LOAN FINANCE LLC, as a Lender


                                         By: /s/ Richard Tavrow
                                              ----------------------------------
                                              Name: Richard Tavrow
                                              Title: Director

                                         By: /s/ Barbara Ezell-McMichael
                                              ----------------------------------
                                              Name: Barbara Ezell-McMichael
                                              Title: Associate Director


                     Execution Page to the Credit Agreement

                                         EMIGRANT BANK, as a Lender


                                         By: /s/ Michael A. Walsh
                                              ----------------------------------
                                              Name: Michael A. Walsh
                                              Title: First Vice President




                     Execution Page to the Credit Agreement

                                         BANCO POPULAR DE PUERTO RICO, NEW
                                         YORK BRANCH, as a Lender


                                         By: /s/ Hector J. Gonzalez
                                              ----------------------------------
                                              Name: Hector J. Gonzalez
                                              Title: Vice President




                     Execution Page to the Credit Agreement

                                         EUROHYPO AG, NEW YORK BRANCH,
                                         as a Lender


                                         By: /s/ Alfrye Koch
                                              ----------------------------------
                                              Name: Alfrye Koch
                                              Title: Managing Director


                                              /s/ Anthony L. Merolla
                                              ----------------------------------
                                                 Anthony L. Merolla
                                                   Vice President


                     Execution Page to the Credit Agreement

                                         PEOPLE'S BANK, as a Lender


                                         By: /s/ Anne Kuchinski
                                              ----------------------------------
                                              Name:   Anne Kuchinski
                                              Title:  Vice President




                     Execution Page to the Credit Agreement